Exhibit 10.1

Revolver CUSIP No.: 96038PAD0

Term CUSIP No.: 96038PAE8

$1,200,000,000 REVOLVING CREDIT FACILITY

$400,000,000 DELAYED DRAW TERM LOAN

SECOND AMENDED AND RESTATED REFINANCING CREDIT AGREEMENT

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

and

WABTEC COÖPERATIEF U.A.,

as the Borrowers

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

and

PNC CAPITAL MARKETS LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INC.,

JPMORGAN CHASE BANK, N.A.,

HSBC BANK USA, NATIONAL ASSOCIATION, and

SOCIÉTÉ GÉNÉRALE,

as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, NATIONAL ASSOCIATION, and

JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION, and

SOCIÉTÉ GÉNÉRALE,

as Co-Documentation Agents

Dated as of June 22, 2016

TABLE OF CONTENTS

				Page
1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		28
	1.3	Accounting Principles; Changes in GAAP.		28
	1.4	Currency Calculations.		29
	1.5	Dutch Terms.		29

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			30
	2.1	Revolving Credit Commitments		30
		2.1.1	Revolving Credit Loans; Optional Currency Loans.	30
		2.1.2	Swing Loan Commitment.	31
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.		31
	2.3	Revolving Credit Loan Commitment Fee.		31
	2.4	Loan Requests		31
		2.4.1	Revolving Credit Loan Requests.	31
		2.4.2	Swing Loan Requests.	32
	2.5	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans; Designated Lender.		32
		2.5.1	Making Revolving Credit Loans.	32
		2.5.2	Presumptions by the Administrative Agent.	33
		2.5.3	Making Swing Loans.	33
		2.5.4	Repayment of Revolving Credit Loans.	33
		2.5.5	Borrowings to Repay Swing Loans.	33
		2.5.6	Swing Loans Under Cash Management Agreements.	33
		2.5.7	Designated Lender.	34
	2.6	Notes.		34
	2.7	Use of Proceeds.		34
	2.8	Letter of Credit Subfacility		34
		2.8.1	Issuance of Letters of Credit.	34
		2.8.2	Letter of Credit Fees.	36
		2.8.3	Disbursements, Reimbursement.	36
		2.8.4	Repayment of Participation Advances	37
		2.8.5	Documentation.	37
		2.8.6	Determinations to Honor Drawing Requests.	38
		2.8.7	Nature of Participation and Reimbursement Obligations.	38
		2.8.8	Indemnity.	39
		2.8.9	Liability for Acts and Omissions.	39
		2.8.10	Issuing Lender Reporting Requirements.	41
		2.8.11	Cash Collateral.	41
		2.8.12	Restrictions on Issuance of Letters of Credit.	41
		2.8.13	Conflict with Issuer Documents.	41
	2.9	Increase in Revolving Credit Commitments		41
		2.9.1	Increasing Lenders and New Lenders.	41
		2.9.2	Treatment of Outstanding Loans and Letters of Credit.	43
	2.10	Reduction of Revolving Credit Commitments.		43
	2.11	Utilization of Commitments in Optional Currencies.		43

i

		2.11.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency.	43
		2.11.2	European Monetary Union	44

3.	DELAYED DRAW TERM LOAN FACILITY			44
	3.1	Term Loan Commitments.		44
		3.1.1	Term Loan Requests.	45
	3.2	Term Loan Commitment Fee.		45
	3.3	Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms.		45
		3.3.1	Amortization.	46
	3.4	Reduction of Term Loan Commitments.		46

4.	INTEREST RATES			46
	4.1	Interest Rate Options.		46
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	47
		4.1.2	Term Loan Interest Rate Options.	47
		4.1.3	Rate Quotations.	47
		4.1.4	Interest Act (Canada).	47
		4.1.5	Canadian Usury Provision.	47
	4.2	Interest Periods.		48
		4.2.1	Amount of Borrowing Tranche.	48
		4.2.2	Renewals.	48
		4.2.3	No Conversion of Optional Currency Loans.	48
	4.3	Interest After Default.		48
		4.3.1	Letter of Credit Fees, Interest Rate.	48
		4.3.2	Other Obligations.	48
		4.3.3	Acknowledgment.	48
	4.4	Eurocurrency Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available		48
		4.4.1	Unascertainable.	48
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	49
		4.4.3	Administrative Agent’s and Lender’s Rights.	49
	4.5	Selection of Interest Rate Options.		50

5.	PAYMENTS			50
	5.1	Payments.		50
	5.2	Pro Rata Treatment of Lenders.		50
	5.3	Sharing of Payments by Lenders.		51
	5.4	Presumptions by Administrative Agent.		51
	5.5	Interest Payment Dates.		52
	5.6	Voluntary Prepayments; Right to Prepay.		52
	5.7	Mandatory Prepayments.		53
		5.7.1	Optional Currency Loans Exceed Optional Currency Sublimit; Revolving Facility Usage Exceeds Revolving Credit Commitments.	53
		5.7.2	Application Among Loans and Interest Rate Options; Cash Collateral Under Certain Circumstances.	53
	5.8	Increased Costs		53
		5.8.1	Increased Costs Generally.	53
		5.8.2	[Intentionally Omitted].	54
		5.8.3	Capital Requirements.	54
		5.8.4	Certificates for Reimbursement.	54
		5.8.5	Delay in Requests.	54

	5.9	Taxes		55
		5.9.1	Issuing Lender.	55
		5.9.2	Payments Free of Taxes.	55
		5.9.3	Payment of Other Taxes by the Loan Parties.	55
		5.9.4	Indemnification by the Loan Parties.	55
		5.9.5	Indemnification by the Lenders.	55
		5.9.6	Evidence of Payments.	55
		5.9.7	Status of Lenders.	56
		5.9.8	Treatment of Certain Refunds.	57
		5.9.9	Survival.	58
		5.9.10	Treatment of Facilities.	58
	5.10	Indemnity.		58
	5.11	Settlement Date Procedures.		59
	5.12	Mitigation Obligations; Replacement of a Lender		59
		5.12.1	Designation of a Different Lending Office.	59
		5.12.2	Replacement of a Lender.	59
	5.13	Defaulting Lenders		60
		5.13.1	Defaulting Lender Adjustments.	60
	5.14	Cash Collateral.		62
		5.14.1	Grant of Security Interest.	62
		5.14.2	Application.	62
		5.14.3	Termination of Requirement.	62
	5.15	Currency Conversion Procedures for Judgments.		62
	5.16	Indemnity in Certain Events.		63

6.	REPRESENTATIONS AND WARRANTIES			63
	6.1	Representations and Warranties.		63
		6.1.1	Organization.	63
		6.1.2	Authorization; No Conflict.	63
		6.1.3	Validity and Binding Nature.	63
		6.1.4	Financial Condition.	63
		6.1.5	No Material Adverse Change.	64
		6.1.6	Litigation and Contingent Liabilities.	64
		6.1.7	Ownership of Properties; Liens.	64
		6.1.8	Equity Ownership; Subsidiaries.	64
		6.1.9	Pension Plans.	64
		6.1.10	Investment Company Act.	65
		6.1.11	Regulation U.	65
		6.1.12	Solvency, etc.	65
		6.1.13	Environmental Matters.	66
		6.1.14	Insurance.	66
		6.1.15	Real Property.	66
		6.1.16	Information.	66
		6.1.17	Intellectual Property.	66
		6.1.18	Burdensome Obligations.	66
		6.1.19	Labor Matters.	66
		6.1.20	No Default.	67
		6.1.21	Indenture, No Recent Amendments.	67
		6.1.22	Anti-Terrorism Laws.	67
		6.1.23	Anti-Corruption Laws and Anti-Corruption Sanctions.	67
		6.1.24	EEA Financial Institution.	67

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			67
	7.1	First Loans and Letters of Credit		67
		7.1.1	Deliveries.	67
		7.1.2	Payment of Fees.	68
		7.1.3	Obligations of Issuing Lender.	68
	7.2	Each Loan or Letter of Credit.		69

8.	COVENANTS			69
	8.1	Affirmative Covenants		69
		8.1.1	Books, Records and Inspections.	69
		8.1.2	Maintenance of Property; Insurance.	69
		8.1.3	Compliance with Laws.	70
		8.1.4	Maintenance of Existence, etc.	70
		8.1.5	Use of Proceeds.	70
		8.1.6	Employee Benefit Plans.	70
		8.1.7	Environmental Matters.	70
		8.1.8	Further Assurances; Joinder of Loan Parties.	70
		8.1.9	Excluded Subsidiaries.	71
		8.1.10	Anti-Corruption Laws.	71
		8.1.11	Keepwell.	71
	8.2	Negative Covenants		71
		8.2.1	Indebtedness.	71
		8.2.2	Liens.	73
		8.2.3	[Intentionally Omitted].	74
		8.2.4	Restricted Payments.	74
		8.2.5	Acquisitions, Mergers, Consolidations, Sales.	74
		8.2.6	Modification of Organizational Documents.	75
		8.2.7	Transactions with Affiliates.	75
		8.2.8	[Intentionally Omitted].	75
		8.2.9	Inconsistent Agreements.	75
		8.2.10	Business Activities; Issuance of Equity.	76
		8.2.11	Investments.	76
		8.2.12	Fiscal Year.	77
		8.2.13	Financial Covenants.	77
		8.2.14	Cancellation of Indebtedness.	77
		8.2.15	Limitations on Indentures; Limitations on Amendments to 2013 Note Indenture.	77
		8.2.16	Anti-Terrorism Laws; International Trade Compliance; Anti-Corruption Laws.	77
	8.3	Reporting Requirements.		78
		8.3.1	Quarterly Financial Statements.	78
		8.3.2	Annual Reports.	78
		8.3.3	Certificate of the Company.	78
		8.3.4	Notices	78
		8.3.5	SEC Website	80

9.	DEFAULT			80
	9.1	Events of Default.		80
		9.1.1	Non-Payment of the Loans, etc.	80
		9.1.2	Non-Payment of Other Indebtedness.	80
		9.1.3	Other Material Obligations.	80
		9.1.4	Material Adverse Effect.	80
		9.1.5	Non-Compliance with Loan Documents.	80
		9.1.6	Representations; Warranties.	80
		9.1.7	Pension Plans.	81
		9.1.8	Judgments.	81
		9.1.9	Invalidity of Loan Documents, etc.	81
		9.1.10	Change of Control.	81
		9.1.11	Anti-Terrorism Laws.	81
		9.1.12	Bankruptcy, Insolvency, etc.	81
	9.2	Effect of Event of Default		81
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	81
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	82
		9.2.3	Set-Off.	82
		9.2.4	Application of Proceeds.	82

10.	THE ADMINISTRATIVE AGENT			83
	10.1	Appointment and Authority.		83
	10.2	Rights as a Lender.		83
	10.3	Exculpatory Provisions.		84
	10.4	Reliance by Administrative Agent.		85
	10.5	Delegation of Duties.		85
	10.6	Resignation of Administrative Agent.		85
		10.6.1	Resignation.	85
		10.6.2	Effect.	85
		10.6.3	Issuing Lender; Swing Loan Lender.	86
	10.7	Non-Reliance on Administrative Agent and Other Lenders.		86
	10.8	No Other Duties, etc.		86
	10.9	Administrative Agent’s Fee.		86
	10.10	Administrative Agent May File Proofs of Claim.		86
	10.11	Guaranty Matters.		87
	10.12	No Reliance on Administrative Agent’s Customer Identification Program.		87
	10.13	Hedging Agreements.		87

11.	MISCELLANEOUS			88
	11.1	Modifications, Amendments or Waivers.		88
		11.1.1	Increase of Commitment.	88
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.	88
		11.1.3	Release of any Guarantor.	88
		11.1.4	Miscellaneous.	88
	11.2	No Implied Waivers; Cumulative Remedies.		89
	11.3	Expenses; Indemnity; Damage Waiver		89
		11.3.1	Costs and Expenses.	89
		11.3.2	Indemnification by the Borrowers.	89
		11.3.3	Reimbursement by Lenders.	90
		11.3.4	Waiver of Consequential Damages, Etc.	90
		11.3.5	Payments.	90
		11.3.6	Survival	90

v

11.4	Holidays.		90
11.5	Notices; Effectiveness; Electronic Communication		91
	11.5.1	Notices Generally.	91
	11.5.2	Electronic Communications.	91
	11.5.3	Change of Address, Etc.	91
	11.5.4	Platform	91
11.6	Severability.		92
11.7	Duration; Survival.		92
11.8	Successors and Assigns		92
	11.8.1	Successors and Assigns Generally.	92
	11.8.2	Assignments by Lenders.	93
	11.8.3	Register.	94
	11.8.4	Participations.	94
	11.8.5	Certain Pledges; Successors and Assigns Generally.	96
	11.8.6	Netherlands Bank Rules.	96
11.9	Confidentiality		96
	11.9.1	General.	96
	11.9.2	Sharing Information With Affiliates of the Lenders.	96
11.10	Counterparts; Integration; Effectiveness		97
	11.10.1	Counterparts; Integration; Effectiveness.	97
	11.10.2	Electronic Execution of Assignments.	97
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		97
	11.11.1	Governing Law.	97
	11.11.2	SUBMISSION TO JURISDICTION.	97
	11.11.3	WAIVER OF VENUE.	98
	11.11.4	SERVICE OF PROCESS.	98
	11.11.5	WAIVER OF JURY TRIAL.	98
11.12	U.S. PATRIOT Act Notice.		98
11.13	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.		98
11.14	No Fiduciary Duty.		99
11.15	Borrower Agent.		99
11.16	Joinder of Loan Parties.		99
11.17	Foreign Borrower.		100
11.18	No Novation.		100

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)	-	EXCLUDED SUBSIDIARIES
SCHEDULE 2.8.1	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.6	-	LITIGATION AND CONTINGENT LIABILITIES
SCHEDULE 6.1.8	-	SUBSIDIARIES
SCHEDULE 6.1.15	-	REAL PROPERTY
SCHEDULE 6.1.19	-	LABOR MATTERS
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 8.2.11	-	PERMITTED INVESTMENTS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(L)	-	LOAN PARTY JOINDER
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-	DELAYED DRAW TERM NOTE
EXHIBIT 2.4.1	-	REVOLVING LOAN REQUEST
EXHIBIT 2.4.2	-	SWING LOAN REQUEST
EXHIBIT 2.9	-	LENDER JOINDER
EXHIBIT 3.1.1	-	TERM LOAN REQUEST
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.2.5	-	ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

SECOND AMENDED AND RESTATED REFINANCING CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED REFINANCING CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of June 22, 2016 and is made by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, as a borrower (the “Company”), WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands, as a borrower (“WABTEC UA” and together with the Company and each other entity that joins this Agreement as a borrower from time to time, collectively referred to as the “Borrowers” and each a “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

The Company, certain of the other Loan Parties, Administrative Agent, and certain lenders (including some of the Lenders hereunder) are parties to that certain First Amended and Restated Refinancing Credit Agreement dated December 19, 2013 (as amended to the date hereof, the “Existing Credit Agreement”), providing for a revolving credit facility; and

The Borrowers have requested that the Lenders refinance the amount outstanding under the Existing Credit Agreement to provide (i) a senior revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $1,200,000,000 with an option to increase the facility by an additional $400,000,000, and (ii) a $400,000,000 senior delayed draw term loan facility and that the Existing Credit Agreement be thereupon amended and restated. The Lenders, as more fully set forth herein, have agreed to provide the requested refinancing, and the Existing Credit Agreement is hereby amended and restated. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

2013 Note Indenture shall mean the indenture, dated as of August 8, 2013, among the Company and the trustee thereunder, as the same may be amended, restated, or otherwise, together with any and all further amendments, restatements, and modifications thereto.

Acquisition shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

Administrative Agent shall have the meaning specified in the introductory paragraph and shall include any designated branch offices, affiliates, successors and assigns.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Fee Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Questionnaire shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

Affiliate of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

Alternate Currency shall mean with respect to any Letter of Credit, any non-Dollar currency satisfactory to the Issuing Lender that shall issue such Letter of Credit. Each Alternate Currency must be the lawful currency of the specified country.

Alternate Source shall have the meaning specified in the definition of Eurocurrency Rate.

Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption.

Anti-Corruption Sanctioned Country means, at any time, a country or territory which is the subject or target of any Anti-Corruption Sanctions.

Anti-Corruption Sanctioned Person means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

Anti-Corruption Sanctions means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the headings for “Revolving Credit Loan Commitment Fee” or “Term Loan Commitment Fee,” as applicable.

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(a) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”,

(b) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Base Rate Spread”,

(c) the percentage spread to be added to the Eurocurrency Rate applicable to Revolving Credit Loans under the Eurocurrency Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Eurocurrency Rate Spread”, or

(d) the percentage spread to be added to the Eurocurrency Rate applicable to Term Loans under the Eurocurrency Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Eurocurrency Rate Spread”.

Applicable Percentage shall mean with respect to any Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Disposition shall mean any direct or indirect sale, lease, transfer, or other disposition (or series of related sales, leases, transfers or dispositions) by any Loan Party or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, of all or substantially all the assets of any division or line of business of such Loan Party or such Subsidiary or any other assets of such Loan Party or such Subsidiary outside of the ordinary course of business of such Loan Party or such Subsidiary.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Attorney Costs shall mean, with respect to any Person, all reasonable fees and charges of any outside counsel to such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

Auto-Extension Letter of Credit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Bail-In Action shall mean, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 50 basis points (0.5%), (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. If the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Base Rate Option shall mean the option of the Borrowers to have Loans denominated in Dollars bear interest at the rate and under the terms set forth in Section 4.1.1 [Revolving Credit Interest Rate Options] or Section 4.1.2 [Term Loan Interest Rate Options], as applicable.

Borrower Agent shall have the meaning specified in Section 11.15 [Borrower Agent].

Borrowers shall have the meaning specified in the introductory paragraph.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans denominated in the same currency to which a Eurocurrency Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York City, New York and if the applicable Business Day relates to any Loan to which the Eurocurrency Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market and if the applicable Business Day relates to any Loan denominated in Euros, such day is not a day on which the payment system utilized by the Administrative Agent for the settlement of payments in Euro is not open for the settlement of payments in Euros.

Capital Expenditures shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases, but excluding Acquisitions permitted pursuant to Section 8.2.5 [Acquisition, Mergers, Consolidations, Sales] and expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease shall mean, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

Cash Collateral shall have the meaning specified in the definition of Cash Collateralize.

Cash Collateralize shall mean, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lender or Lenders, as applicable, as collateral for (i) the Letter of Credit Obligations, (ii) the obligations of Lenders to fund participations in respect of Letter of Credit Obligations, or (iii) any other Obligation, as applicable, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender or Lender, as the case may be. Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Equivalent Investment shall mean, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, (f) securities, maturing not more than eighteen months from the date of purchase, rated at least AA by Standard & Poor’s or Aa by Moody’s, and (g) other short term liquid investments approved in writing by the Administrative Agent.

Cash Management Agreements shall have the meaning specified in Section 2.5.6 [Swing Loans Under Cash Management Agreements].

Casualty Disposition shall have the meaning specified in the definition of Significant Disposition.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law; (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 50% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company and shall not have been replaced by individuals approved or nominated by the board as substantially constituted at the beginning of such period.

CIP Regulations shall have the meaning specified in Section 10.12 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean the date hereof.

Co-Documentation Agents shall collectively mean HSBC Bank USA, National Association, and Société Générale.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fees shall mean collectively, all Revolving Credit Loan Commitment Fees and all Term Loan Commitment Fees.

Commodity Exchange Act shall mean the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

Commodity Hedge shall mean a price protection agreement related to commodity products and entered into by the Loan Parties or their Subsidiaries for hedging purposes (and not for speculation).

Commodity Hedge Agreement means (i) any and all commodity swaps, commodity options, forward commodity contracts, cap transactions, floor transactions, collar transactions, spot contracts, commodity derivative transaction or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing) related to any commodity of any kind or nature, whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind related to a commodity of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

Commodity Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Commodity Hedge.

Company shall mean Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware.

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Company].

Computation Date shall have the meaning specified in Section 2.11.1 [Periodic Computations of Dollar Equivalent amounts of Revolving Credit Loans and Letters of Credit Outstanding, Etc.].

Computation Period shall mean each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated Net Income shall mean, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

Consolidated Net Tangible Assets shall mean, on the date of any determination, all assets minus (a) all applicable depreciation, amortization and other valuation reserves, (b) all current liabilities, and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, in each case as set forth on the most recently available consolidated balance sheet of the Company prepared in accordance with GAAP.

Contingent Liability shall mean, without duplication, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Covered Entity shall mean (a) each Borrower, each Subsidiary of such Borrower and all Guarantors, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage on such day.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, the Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrowers, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrowers’ receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, or (f) becomes the subject of a Bail-in Action.

As used in this definition and in Section 5.13 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Delayed Draw Term Loan Commitment Period shall have the meaning specified in Section 3.1 [Term Loan Commitments].

Designated Lender shall have the meaning specified in Section 2.5.7 [Designated Lender].

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, on or as of the most recent Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Drawing Date shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

EBITDA shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization, losses from Asset Dispositions, extraordinary losses, noncash losses from discontinued operations and other noncash charges to net income for such period, minus, to the extent added in determining such Consolidated Net Income, noncash credits to net income, gains from Asset Dispositions, noncash gains from discontinued operations, and other extraordinary income for such period; provided, however, that in the event of an acquisition or disposition of a Subsidiary or material line of business or a material division during the period of determination and solely for the purposes of Section 8.2.13.2 [Leverage Ratio], such calculation shall (a) in the case of such a disposition, exclude for the period of determination, EBITDA attributable to the disposed Subsidiary, line of business, or division as if such disposition had occurred at the beginning of such period of determination and (b) in the case of such an acquisition, include for the period of determination, EBITDA attributable to the acquired Subsidiary, line of business, or division as if such acquisition had occurred at the beginning of such period of determination.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date on which such document or agreement is executed.

Eligible Assignee shall mean any Person that meets the requirements to be an assignee under Section 11.8 [Successors and Assigns] subject to such consents, if any, as may be required under clause (iii) of Section 11.8.2 [Assignments by Lenders].

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and regulations thereunder.

Eligible Unencumbered Cash shall mean the sum of United States-based domestic unencumbered cash and Cash Equivalent Investments of the Borrowers and their Subsidiaries.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party), and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party.

Environmental Claims shall mean all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for injury to or release or threatened release of any Hazardous Substance to the environment.

Environmental Laws shall mean all applicable federal, state, provincial, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Equivalent Amount shall mean, at any time, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s rate (based on the prevailing spot rate for the sale of the Reference Currency for the Equivalent Currency, determined at approximately 11:00 a.m. New York time) for such Equivalent Currency for such Reference Currency at a time determined by the Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning specified in the definition of “Equivalent Amount”.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by a Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon such Borrower or any member of the ERISA Group.

ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

EU Bail-In Legislation Schedule, shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

Euro shall refer to the lawful currency of the Participating Member States.

Eurocurrency Rate shall mean the interest rate per annum equal to the following:

(i) with respect to the Loans denominated in Dollars comprising any Borrowing Tranche to which the Eurocurrency Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurocurrency Rate may also be expressed by the following formula:

Eurocurrency Rate=	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - Reserve Percentage

(ii) With respect to Optional Currency Loans in a currency comprising any Borrowing Tranche to which the Eurocurrency Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in the relevant Optional Currency are offered by leading banks in the Relevant Interbank Market), which with respect to (a) Canadian Dollars, shall be CDOR, (b) Australian Dollars shall be BBSY, (c) Sterling shall be GBP Libor and (d) Euros shall be Euro Libor, or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m. (based upon the time in the Relevant Interbank Market), two (2) Business Days prior to the commencement of such Interest Period (or on any other date as is customary for such rate) as the Relevant Interbank Market offered rate for deposits in the relevant Optional Currency for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer existing a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Reserve Percentage. Such Eurocurrency Rate may also be expressed by the following formula:

Eurocurrency Rate=	Relevant Interbank Market offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - Reserve Percentage

The Eurocurrency Rate shall be adjusted with respect to any Loan to which the Eurocurrency Rate Option applies that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the Eurocurrency Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Eurocurrency Rate for Loans shall be based upon the Eurocurrency Rate for the currency in which such Loans are requested. If the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Eurocurrency Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Sections 4.1.1(ii) [Eurocurrency Rate Option] and 4.1.2(ii) [Eurocurrency Rate Option].

European Interbank Market shall mean the European interbank market for Euro operating in Participating Member States.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default”.

Exchange Act shall have the meaning specified in the definition of Change of Control.

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the Commodity Exchange Act, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the Commodity Exchange Act, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Subsidiaries shall mean the entities named on Schedule 1.1(E).

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.12.2 [Replacement of a Lender]) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.9.7 [Status of Lenders] and (d) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrowers to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Credit Agreement shall have the meaning specified in the Recitals of this Agreement.

Existing Letters of Credit shall mean those certain letters of credit set forth on Schedule 2.8.1.

Expiration Date shall mean the Revolving Credit Termination Date and the Term Loan Maturity Date, as the context may require.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

Fiscal Quarter shall mean a fiscal quarter of a Fiscal Year.

Fiscal Year shall mean the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2016”) refer to the Fiscal Year ending on December 31 of such calendar year.

Foreign Borrower shall mean WABTEC UA.

Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.

Foreign Lender shall mean (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

Fronting Exposure shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Loan Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Loans made by such Swing Loan Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hazardous Substances shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to any Environmental Law.

Hedge Liabilities shall mean collectively, the Commodity Hedge Liabilities, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities. The amount of any Person’s obligation in respect of any Hedging Liability shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP measured at the end of each Fiscal Quarter during this Agreement.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Increasing Lender shall have the meaning specified in Section 2.9.1 [Increasing Lenders and New Lenders].

Indebtedness of any Person shall mean, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person (including the Letters of Credit and bank guaranties), (g) obligations under any price protection agreement related to commodity products, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (h) all Contingent Liabilities of such Person and (i) all Indebtedness of any partnership of which such Person is a general partner.

Indemnified Taxes shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrowers].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Initial Term Loan Draw Date shall have the meaning specified in Section 3.2 [Term Loan Commitment Fee].

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I).

Interest Coverage Ratio shall mean, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) Interest Expense for such Computation Period.

Interest Expense shall mean for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

Interest Period shall mean the period of time selected by the Borrower Agent in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans bear interest under the Eurocurrency Rate Option. Subject to the last sentence of this definition, such period shall be, (a) with respect to Optional Currency Loans, one Month, and (b) with respect to Loans denominated in Dollars, one, two, three or six Months, as such periods may be available in the determination of the Administrative Agent, or nine or twelve Months if such period is offered by all of the Lenders. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Eurocurrency Rate Option if the Borrowers are renewing or converting to the Eurocurrency Rate Option (as permitted herein). Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning specified in the definition of Lender Provided Interest Rate Hedge.

Interest Rate Option shall mean any Eurocurrency Rate Option or Base Rate Option which are applicable to Loans denominated in Dollars.

Investment shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security (for cash or non-cash consideration), by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuer Documents shall mean with respect to any Letter of Credit, Letter of Credit application, and any other document, agreement and instrument entered into by an Issuing Lender and the Borrowers (or any Subsidiary) or in favor of an Issuing Lender and relating to such Letter of Credit.

Issuing Lender shall mean each of PNC and Bank of America, National Association each in their individual capacity as issuer of Letters of Credit hereunder, and any other Lender or Affiliate of a Lender that the Borrowers, the Administrative Agent and such other Lender or Affiliate may agree may from time to time issue Letters of Credit hereunder (provided that no Lender shall be required to become an Issuing Lender without such Lender’s consent), or any successor Issuing Lender thereof or any Lender selected by the Borrower (with prior consent of the Administrative Agent) to replace a Lender who is a Defaulting Lender pursuant to Section 5.13 [Defaulting Lenders] at the time of such Lender’s appointment as an Issuing Lender, or any successor Issuing Lender thereof.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lead Arrangers shall collectively mean PNC Capital Markets LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Inc., HSBC Bank USA, National Association, and Société Générale.

Lead Arrangers Fee Letter shall mean such separate fee letter executed by each Joint Lead Arranger with respect to the Credit Facilities.

Lender Parties shall have the meaning specified in Section 11.14 [No Fiduciary Duty].

Lender Provided Commodity Hedge shall mean a Commodity Hedge which is provided by any Lender or its Affiliate and for which such Lender confirms to the Administrative Agent in writing within thirty (30) days of the execution thereof that it: (i) is documented in a standard International Swap Dealer Association Agreement with applicable schedules and (ii) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Commodity Hedge (the “Commodity Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Commodity Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and for which such Lender confirms to the Administrative Agent in writing within thirty (30) days of the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to the Administrative Agent in writing within thirty (30) days of the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

Lenders shall mean the financial institutions named on Schedule 1.1(B) (including any Swing Loan Lender) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender or Swing Loan Lender, as the case may be. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Lending Office shall mean, as to the Administrative Agent, the Issuing Lenders or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

Letter of Credit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.8.2 [Letter of Credit Fees].

Letter of Credit Obligations shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of Reimbursement Obligations and Letter of Credit Borrowings on such date. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Letter of Credit Sublimit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (a) Total Debt less Eligible Unencumbered Cash to (b) EBITDA.

LEY shall have the meaning specified in Section 2.7 [Use of Proceeds].

LEY Acquisition shall have the meaning specified in Section 2.7 [Use of Proceeds].

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrowers and the Guarantors and Loan Party shall mean each Borrower and each Guarantor.

Loan Party Joinder shall mean a joinder by a Person as a Borrower or a Guarantor under the Loan Documents in the form of Exhibit 1.1(L).

Loan Request shall have the meaning specified in Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and Term Loans or any Revolving Credit Loan, Swing Loan or Term Loan.

Margin Stock shall mean any “margin stock” as defined in Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System.

Material Adverse Effect shall mean (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of the Loan Parties taken as a whole to perform any of the payment Obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Minimum Collateral Amount shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their reasonable discretion.

Month, with respect to an Interest Period, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody’s shall mean Moody’s Investors Service, Inc.

Multiemployer Plan shall mean any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group are then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

Netherlands Borrower shall mean a Borrower incorporated in the Netherlands.

New Lender shall have the meaning specified in Section 2.9.1 [Increasing Lenders and New Lenders].

New Note Indenture shall mean any indenture or similar agreement entered into by the Company after the Closing Date to the extent permitted by Section 8.2.15 [Limitations on Indentures] under which Indebtedness shall be issued for any purpose set forth in such indenture or agreement, together with any refinancings, refundings, amendment, modifications, replacements and restatements, or the like thereof from time to time to the extent permitted by Section 8.2.15 [Limitations on Indentures].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Extension Notice Date shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean, collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, including Attorney Costs, (ii) any Lender Provided Commodity Hedge, (iii) any Lender Provided Interest Rate Hedge, (iv) any Lender Provided Foreign Currency Hedge, and (v) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Financial Conduct Authority, the Prudential Regulation Authority, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean the following lawful currencies: Euros, Canadian Dollars, Sterling and Australian Dollars and any other currency approved by the Administrative Agent and all of the Lenders pursuant to Section 2.11.2(iii) [European Monetary Union; Requests for Additional Optional Currencies]. Subject to Section 2.11.2 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Loans shall have the meaning specified in Sections 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Order shall have the meaning specified in Section 2.8.9 [Liability for Acts and Omissions].

Original Currency shall have the meaning specified in Section 5.15 [Currency Conversion Procedures for Judgments].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Currency shall have the meaning specified in Section 5.15 [Currency Conversion Procedures for Judgments].

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12.2 [Replacement of a Lender]).

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Payment Date shall mean initially, October 1, 2016 and thereafter, the first day of each calendar quarter after October 1, 2016 and on the Expiration Date or upon acceleration of the Notes.

Payment In Full or Paid In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust or other entity other than a “commodity pool” as defined in Section 1a(1) of the Commodity Exchange Act and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Ratable Share shall mean:

(a) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(b) with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders; provided however that if the Term Loan Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Term Loan Commitments most recently in effect, giving effect to any assignments.

(c) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus such Lender’s Term Loan Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loan Commitments of all Lenders; provided however that if the Revolving Credit Commitments and/or Term Loan Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments or Term Loan Commitments, as applicable, most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments or Term Loan Commitments, as applicable, and provided further in the case of Section 5.13 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

Recipient shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

Reference Currency shall have the meaning specified in the definition of Equivalent Amount.

Register shall have the meaning specified in Section 11.8.3 [Register].

Reimbursement Obligation shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, managers, advisors and representatives of such Person and of such Person’s Affiliates.

Relevant Interbank Market shall mean in relation to Euro, the European Interbank Market, and, in relation to any other currency, the London interbank market or other applicable offshore interbank market.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders shall mean: (A) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender); and (B) If there exists three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate amount of the Term Loan Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Term Loan Commitments, the aggregate amount of the Term Loan Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Term Loan Commitments, the outstanding Term Loans.

Required Share shall have the meaning specified in Section 5.11 [Settlement Date Procedures].

Reserve Percentage shall mean as of any day the maximum percentage in effect on such day to be maintained by a Lender as required for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (i) any category of liabilities that includes deposits by reference to which a Eurocurrency Rate is to be determined, or (ii) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Eurocurrency Rate applies.

Restricted Payments shall have the meaning specified in Section 8.2.4 [Restricted Payments].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified (including any increases pursuant to Section 2.9) and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or 2.8.3 [Disbursements, Reimbursement].

Revolving Credit Loan Commitment Fee shall have the meaning specified in Section 2.3 [Revolving Credit Loan Commitment Fee].

Revolving Credit Termination Date shall mean five (5) years from the Closing Date at which time all outstanding Revolving Credit Loans shall become due and payable in full.

Revolving Facility Usage shall mean at any time the Dollar Equivalent amount of the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially-designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including, but not limited to, the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

SEC shall mean the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

Securitization shall mean any sale, transfer or other disposition of assets relating to any one or more securitization, factoring or similar dispositions of assets.

Senior Officer shall mean, with respect to any Loan Party, any of the Chief Executive Officer; President; Chief Financial Officer; Vice President, Finance; Vice President, Secretary; Treasurer; Assistant Treasurer; or Corporate Controller of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Company, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Company may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 5.11 [Settlement Date Procedures].

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Stated Amount shall mean, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate Dollar Equivalent (with respect to Letters of Credit not yet honored shall be calculated by the Administrative Agent on the basis of reasonable assumptions) amount available for drawing thereunder under any and all circumstances plus (b) the aggregate Dollar Equivalent amount of all unreimbursed payments and disbursements under such Letter of Credit.

Subsidiary of any Person at any time shall mean a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

Swap shall mean any “swap” as defined in Section 1a(47) of the Commodity Exchange Act and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the Commodity Exchange Act, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Commodity Hedge, Lender Provided Interest Rate Hedge, or a Lender Provided Foreign Currency Hedge.

Swing Loan Commitment shall have the meaning specified in Section 2.1.2 [Swing Loan Commitment] hereof.

Swing Loan Lender shall mean PNC, in its capacity as a Lender of Swing Loans hereunder.

Swing Loan Note shall mean the Swing Loan Note of the Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.4.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by the Swing Loan Lender to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Syndication Agents shall mean Bank of America, National Association, and JPMorgan Chase Bank, N.A.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Facility Usage shall mean at any time the amount of the sum of the outstanding Term Loans.

Term Loan shall have the meaning specified in Section 3.1 [Term Loan Commitments]; Term Loans shall mean collectively all of the Term Loans.

Term Loan Advance shall have the meaning specified in Section 3.1 [Term Loan Commitments]; Term Loan Advances shall mean collectively all of the Term Loan Advances.

Term Loan Commitments shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for delayed draw Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate delayed draw Term Loan Commitments of all of the Lenders.

Term Loan Commitment Fee shall have the meaning specified in Section 3.2 [Term Loan Commitment Fee].

Term Loan Lender shall mean a Lender holding a Term Loan Commitment, in its capacity as a Lender of Term Loans hereunder.

Term Loan Maturity Date shall mean June 22, 2019.

Total Debt shall mean all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, including Contingent Liabilities incurred in respect of letters of credit or bank guaranties (including Letters of Credit or bank guaranties issued hereunder), but excluding all other Contingent Liabilities and Hedging Liabilities. For the avoidance of doubt, Total Debt shall not include obligations of a Loan Party arising from surety bonds, performance bonds, bid bonds, or similar obligations.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

U.S. PATRIOT Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate has the meaning specified in Section 5.9.7 [Status of Lenders].

Venture shall mean at any time any domestic or non-domestic Person, venture or enterprise which is not a Subsidiary of a Borrower, but as to which (A) a Borrower or any one or more Subsidiaries of such Borrower directly or indirectly owns or controls an ownership, voting or other interest in excess of five percent of any such outstanding interests and (B) the Borrower materially participates in the management or operations thereof.

WABTEC UA shall have the meaning specified in the introductory paragraph of this Agreement.

Wholly-Owned Subsidiary shall mean a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by the Company and/or another Wholly-Owned Subsidiary of the Company.

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the consolidated financial statements referred to in Section 6.1.4 [Financial Condition]. Notwithstanding the foregoing, if the Company notifies the Administrative Agent in writing that the Company wishes to amend any financial covenant in Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Company in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Company and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they delivers their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Reports] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent. Notwithstanding any other provision contained herein, (i) any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall not be treated as Indebtedness or as a Capital Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for the purposes of this Agreement and (ii) any obligation that is not treated as Indebtedness for the purposes of GAAP and otherwise not included in the definition of “Indebtedness” as of the Closing Date shall not be treated as Indebtedness for purposes of this Agreement, in each case described in subclauses (i) and (ii) of this sentence notwithstanding any actual or proposed change in or application of GAAP after the Closing Date.

1.4 Currency Calculations. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP at the Equivalent Amount thereof.

1.5 Dutch Terms. In this Agreement, where it relates to a Dutch entity, a reference to:

(i) “the Netherlands” refers to the part of the Kingdom of the Netherlands located in Europe (and all derivative terms, including “Dutch” shall be construed accordingly);

(ii) a “director” means a managing director (bestuurder) and “board of directors” means its managing board (bestuur);

(iii) a “necessary action to authorise” or “duly authorized”, where applicable, includes without limitation any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden);

(iv) “Insolvency Proceeding”, “insolvency”, “winding-up”, “administration” or “dissolution” includes a Dutch entity being:

(a) declared bankrupt (failliet verklaard);

(b) dissolved (ontbonden);

(v) “Relief Proceeding” includes an application for moratorium (surseance van betaling) and the appointment of a receiver, liquidator, custodian, trustee includes the appointment of an administrator and that a moratorium has been granted (surseance verleend);

(vi) “Capital Securities” includes, in relation to a Dutch entity which is a cooperative (cooperatie), membership interests in such entity and the capital accounts (kapitaalrekening) of any member in such entity;

(vii) a trustee in bankruptcy or liquidator includes a curator;

(viii) an administrator includes a bewindvoerder;

(ix) an attachment includes a beslag;

(x) gross negligence means grove schuld;

(xi) indemnify means vrijwaren;

(xii) negligence means schuld; and

(xiii) willful misconduct means opzet.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Revolving Credit Commitments.

2.1.1 Revolving Credit Loans; Optional Currency Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency, and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency (each an “Optional Currency Loan”) shall not exceed $300,000,000 (the “Optional Currency Sublimit”). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $75,000,000 (the “Swing Loan Commitment”), provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2. Any Swing Loans shall reduce availability under the Revolving Credit Commitment on a dollar-for-dollar basis.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Revolving Credit Loan Commitment Fee. Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Revolving Credit Loan Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (x) the Revolving Credit Commitments and (y) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Revolving Credit Loan Commitment Fee, the Revolving Facility Usage with respect to the portion of the Revolving Credit Loan Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans and, with respect to the portion of the Revolving Credit Loan Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Revolving Credit Loan Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, that any Revolving Credit Loan Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Revolving Credit Loan Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Revolving Credit Loan Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Revolving Credit Loan Commitment Fees shall be payable in arrears on each Payment Date and in U.S. Dollars.

2.4 Loan Requests.

2.4.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower Agent, on behalf of itself and the other Borrowers, may from time to time prior to the Expiration Date, request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Article 4 [Interest

Rates], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Dollars to which the Eurocurrency Rate Option applies or the conversion to or the renewal of the Eurocurrency Rate Option for any Revolving Credit Loans denominated in Dollars; (ii) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans, or the date of the renewal of the Interest Rate Option applicable to any Optional Currency Loan, and (iii) on the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (a) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $1,000,000 (or the Dollar Equivalent thereof) and not less than $2,500,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Eurocurrency Rate Option, and (y) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option; (b) the currency in which such Revolving Credit Loans shall be funded if the Borrowers elect an Optional Currency, and (c) the applicable Interest Rate Option.

2.4.2 Swing Loan Requests. Except as otherwise provided herein, the Borrower Agent, on behalf of itself and the other Borrowers, may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.5 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans; Designated Lender.

2.5.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers, including the currency in which the Revolving Credit Loan is required to be funded, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested currency (in the case of Optional Currency Loans, in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the applicable Borrower in U.S. Dollars or the requested Optional Currency (as applicable) and immediately available funds at the Principal Office prior to 1:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.2 [Presumptions by the Administrative Agent].

2.5.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.5.3 Making Swing Loans. So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2 [Swing Loan Requests] fund such Swing Loan to the Borrowers in U.S. Dollars only and in immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.5.4 Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.5.5 Borrowings to Repay Swing Loans. The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. The Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from the Swing Loan Lender.

2.5.6 Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.4.2 [Swing Loan

Requests], the Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements among the Borrowers and such Swing Loan Lender relating to the Borrowers’ deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.5.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.5.7 Designated Lender. Each of the Administrative Agent, the Issuing Lenders and each Lender at its option may extend any Loans or Letters of Credit or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Loans or Letters of Credit in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Credit Extensions actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender.

2.6 Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to them by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing Note and a term Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.

2.7 Use of Proceeds. The proceeds of the Loans shall be used (i) to refinance indebtedness outstanding under the Existing Credit Agreement, (ii) to fund general corporate purposes including ongoing working capital, acquisitions, dividends and stock repurchases, and (iii) for payment of fees and expenses in connection with the acquisition (the “LEY Acquisition”) of Faiveley Transport S.A. (“LEY”).

2.8 Letter of Credit Subfacility.

2.8.1 Issuance of Letters of Credit. The Borrowers may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit or a bank guaranty (each a “Letter of Credit”) which may be denominated in Dollars or an Alternate Currency, on behalf of itself or another Loan Party or any Subsidiary, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to an Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least three (3) Business Days (or five (5) Business Days in the case of a Letter of Credit to be denominated in an Alternate Currency), or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any Letter of Credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless an Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, such Issuing Lender or any of such Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that (a) each Letter of Credit shall in no event expire later than twenty (20) Business Days prior to the Expiration Date subject to the next sentence, and (b) subject to the restriction in clause (a), above, any Letter of Credit (other than a Letter of Credit which expires later than twenty (20) Business Days prior to the Expiration Date) may provide for the automatic renewal thereof for an additional one-year period (subject, however, to the following sentence in the event any such renewal would result in a Letter of Credit which expires later than twenty (20) Business Days prior to the Expiration Date); and provided further that in no event shall: (i) the Letter of Credit Obligations exceed, at any one time, $200,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Subject to the agreement of the Issuing Bank, a Letter of Credit issued by it may expire later than twenty (20) Business Days prior to the Expiration Date; provided, however, that each such Letter of Credit shall be Cash Collateralized pursuant to Section 2.8.11 [Cash Collateral] no later than that date which is twenty (20) Business Days prior to the Expiration Date. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. All letters of credit which are identified on Schedule 2.8.1 hereto, which shall consist of all letters of credit outstanding on the Closing Date, shall be deemed to have been issued under this Agreement; provided, however, that any Lender that issued a letter of credit identified on such schedule that is not an Issuing Lender shall not have a commitment under this Agreement to issue any additional Letters of Credit unless such Lender becomes an Issuing Lender. If the Borrowers so request in any applicable Letter of Credit application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

2.8.2 Letter of Credit Fees. The Borrowers shall pay in Dollars or at the Administrative Agent’s option, the Alternate Currency in which each Letter of Credit is issued (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to each Issuing Lender for its own account (with respect to Letters of Credit issued by such Issuing Lender or any of its Affiliates) a fronting fee equal to the amount set forth in the Administrative Agent’s Fee Letter or Lead Arrangers Fee Letter, as applicable (in each case computed on the basis of a year of 360 days and actual days elapsed) and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay (in Dollars) to each Issuing Lender for the Issuing Lender’s sole account such Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.8.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a Dollar Equivalent amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.8.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender of such Letter of Credit will promptly notify the Borrowers and the Administrative Agent thereof. Provided that they shall have received such notice, the Borrowers shall reimburse (each such obligation to reimburse each Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) such Issuing Lender prior to 11:00 a.m. on each date that an amount is paid by such Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of such Issuing Lender an amount equal to the amount so paid by such Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent and such Issuing Lender. In the event a Borrower fails to reimburse such Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit issued by it by 11:00 a.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and such Borrower shall be deemed to have requested that Revolving Credit Loans be made in the Dollar Equivalent amount of such Reimbursement Obligations by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or any Issuing Lender pursuant to this Section 2.8.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.8.3.2 Each Lender shall upon any notice pursuant to Section 2.8.3.1 [Disbursements, Reimbursement] make available to the Administrative Agent for the account of such Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the Dollar Equivalent amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.8.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of such Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment: (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to

Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and such Issuing Lender will promptly give notice (as described in Section 2.8.3.1 [Disbursements, Reimbursement] above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or such Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8.3.2.

2.8.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.8.3.1 [Disbursements, Reimbursement], because of the Borrowers’ failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from such Issuing Lender a borrowing in Dollars (each a “Letter of Credit Borrowing”) in the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of such Issuing Lender pursuant to Section 2.8.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.8.3.

2.8.4 Repayment of Participation Advances.

2.8.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of an Issuing Lender of immediately available funds from the applicable Borrower (i) in reimbursement of any payment made by such Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by such Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of such Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of such Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by such Issuing Lender.

2.8.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of an Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

2.8.5 Documentation. Each Loan Party agrees to be bound by the terms of each Issuing Lender’s application and agreement for letters of credit and each Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, an Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.8.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, each Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.8.7 Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse each Issuing Lender upon a draw under a Letter of Credit issued by any such Issuing Lender, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against any Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.5 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if any Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by any Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by any Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless such Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after such Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ Obligations hereunder.

2.8.8 Indemnity. Each Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by such Issuing Lender or any of such Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.8.9 Liability for Acts and Omissions. As between any Loan Party and each Issuing Lender, or any Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Lender shall be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender of such Letter of Credit or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender of such Letter of Credit or any of its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the rights or powers hereunder of any Issuing Lender or any of its Affiliates. Nothing in the preceding sentence shall relieve any Issuing Lender from liability for such Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall any Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, each Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by any such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by any such Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on any such Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by any Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put any such Issuing Lender or its Affiliates under any resulting liability to any Borrower or any Lender.

2.8.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to the Administrative Agent and the Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the applicable Optional Currency if not in Dollars, and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.8.11 Cash Collateral. (i) (i) Upon the request of Administrative Agent or the relevant Issuing Lender, if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, (ii) if any Letter of Credit for any reason will remain outstanding at any time after that date which is twenty (20) Business Days prior to the Expiration Date, or (iii) if required by Section 9.2, the Borrowers shall, under the circumstances described in clause (i) above, immediately Cash Collateralize the then outstanding amount of all such Letter of Credit Obligations and, under the circumstances described in clause (ii) above, Cash Collateralize such Letter of Credit no later than that date which is twenty (20) Business Days prior to the Expiration Date, in each case in a manner comparable to that described in Section 5.14 [Cash Collateral]. Each Borrower hereby grants to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement. Each Letter of Credit outstanding after the Expiration Date which is Cash Collateralized for the benefit of an Issuing Lender shall after the Expiration Date be the sole responsibility of such Issuing Lender and all Cash Collateral related to each such Letter of Credit shall be for the sole benefit of such Issuing Lender and shall secure all Letter of Credit Obligations owing to such Issuing Lender related to each such Letter of Credit.

2.8.12 Restrictions on Issuance of Letters of Credit. No Issuing Lender shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain any Issuing Lender from issuing the Letter of Credit, or any Law applicable to any Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over any Issuing Lender shall prohibit, or request that any Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon any Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which any Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon any Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which any Issuing Lender in good faith deems material to it; or (ii) the issuance of the Letter of Credit would violate one or more policies of any Issuing Lender applicable to letters of credit generally.

2.8.13 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.9 Increase in Revolving Credit Commitments.

2.9.1 Increasing Lenders and New Lenders. The Borrowers may, at any time and from time to time prior to the Expiration Date, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

2.9.1.1 No Obligation to Increase. No Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any Lender shall be in the sole discretion of such Lender.

2.9.1.2 Defaults. No Event of Default or Potential Default has occurred and is continuing and no Event of Default or Potential Default shall exist on the effective date of such increase after giving effect to such increase.

2.9.1.3 Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $1,600,000,000.

2.9.1.4 Individual Increases. No single increase in the Maximum Revolving Advance Amount under this Section 2.9 shall be for an amount less than $50,000,000.

2.9.1.5 Minimum Revolving Credit Commitments. After giving effect to such increase, the amount of the new Revolving Credit Commitments provided by each of the New Lenders and each of the Increasing Lenders under this Section 2.9 shall be at least $50,000,000 in the aggregate; provided that, if any of such increase is provided by a New Lender, the value of the Loans to a Netherlands Borrower that are advanced by that Increasing Lender shall initially be at least €100,000 (or its equivalent in other currencies) or, if the competent authority has published its interpretation of the term ‘public’ as referred to in article 4.1.(1) of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, such other minimum amount as may be required for the Increasing Lender not to be considered part of the public under such interpretation.

2.9.1.6 Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

2.9.1.7 Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

2.9.1.8 Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed).

2.9.1.9 Increasing Lenders and New Lenders. Each Increasing Lender and New Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

2.9.1.10 New Lenders—Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.9 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

2.9.2 Treatment of Outstanding Loans and Letters of Credit.

2.9.2.1 Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrowers shall repay all Loans then outstanding, subject to the Borrowers’ indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.9.

2.9.2.2 Outstanding Letters of Credit; Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Dollar Equivalent amount of its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Dollar Equivalent amount of its Ratable Share of all outstanding Participation Advances.

2.10 Reduction of Revolving Credit Commitments. The Borrowers shall have the right at any time after the Closing Date upon five (5) days’ prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in an amount not less than an integral multiple of $10,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that (a) any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Revolving Credit Loan Commitment Fees and Letter of Credit Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated, and (b) upon such reduction or termination, the Borrowers shall Cash Collateralize all outstanding Letters of Credit. Any notice to reduce the Revolving Credit Commitments under this Section 2.10 shall be irrevocable.

2.11 Utilization of Commitments in Optional Currencies.

2.11.1 Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Borrowers, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which such Loan was made or the Letter of Credit relating to such Reimbursement Obligation was issued.

2.11.2 European Monetary Union.

(i) Payments in Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(ii) Additional Compensation Under Certain Circumstances. The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iii) Requests for Additional Optional Currencies. The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made, and Letters of Credit hereunder be permitted to be issued, in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided that (A) such written request must be delivered to the Administrative Agent not later than (i) four (4) Business Days prior to the date on which the Borrowers intend to request a Revolving Credit Loan denominated in the new currency, or (ii) five (5) Business Days on which the Loan Parties intend a Letter of Credit to be issued in the new currency; and (B) such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers’ request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers’ request.

3. DELAYED DRAW TERM LOAN FACILITY

3.1 Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make its portion of the delayed draw term loan (the “Term Loan”) to the Borrowers in Dollars from time to time during the Delayed Draw Term Loan Commitment Period (as defined below) in such principal amount as the Borrower shall request up to, but not exceeding such Lender’s Term Loan Commitment, and in the aggregate amount for all such Term Loans up to, but not exceeding, $400,000,000. The Term Loan shall be available for advances on or after the date hereof until December 31, 2016 (the “Delayed Draw Term

Loan Commitment Period”). The Term Loan Commitments shall be reduced on a dollar-for-dollar basis upon the making of any advance of the Term Loan (any such advance a “Term Loan Advance”). There shall be no more than two (2) Term Loan Advances during the Delayed Draw Term Loan Commitment Period.

3.1.1 Term Loan Requests. Except as otherwise provided herein, the Borrower Agent, on behalf of itself and the other Borrower, may from time to time during the Delayed Draw Term Loan Commitment Period request the Term Loan Lenders to make a Term Loan Advance by delivery to the Agent not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Term Loans denominated in Dollars to which the Eurocurrency Rate Option applies or the conversion to or the renewal of the Eurocurrency Rate Option for any Term Loans denominated in Dollars, and (ii) on the same Business Day of the proposed Borrowing Date with respect to the making of a Term Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Term Loan, of a duly completed request therefor substantially in the form of Exhibit 3.1.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Term Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Term Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Term Loan Advance, which shall be not less than $100,000,000.

3.2 Term Loan Commitment Fee. Accruing from (i) the date hereof through the date of the initial Term Loan advance (the “Initial Term Loan Draw Date”), the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee equal to 0.10% (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed), and (ii) the first day immediately following the Initial Term Loan Draw Date through the earliest of (X) the date upon which the Term Loan Commitments are fully drawn, (Y) the date upon which, and to the extent that, the Term Loan Commitments are reduced pursuant to Section 3.4 [Reduction of Term Loan Commitments] hereof and (Z) December 31, 2016, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed), in the case of each of clauses (i) and (ii) above, multiplied by the average daily difference between the amount of (x) the Term Loan Commitments and (y) outstanding Term Loans, as applicable (each, a “Term Loan Commitment Fee”); provided, that any Term Loan Commitment Fee accrued with respect to the Term Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Term Loan Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Term Loan Commitment Fee shall accrue with respect to the Term Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the provisos in the directly preceding sentence, all Term Loan Commitment Fees shall be payable in arrears on each Payment Date and in U.S. Dollars.

3.3 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Lender to make Term Loans to the Borrowers shall be in the proportion that such Lender’s Term Loan Commitment bears to the aggregate Term Loan Commitments of all Lenders to the Borrowers, but each Lender’s Term Loan to the Borrowers shall never exceed its individual Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the expiration of the Delayed Draw Term Loan Commitment Period. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].

3.3.1 Amortization. Quarterly amortization of the Term Loan shall commence on the first day of the first fiscal quarter commencing not less than three (3) months after the Initial Term Loan Draw Date, and shall continue on the first day of each Fiscal Quarter thereafter until the Term Loan Maturity Date. Each such quarterly amortization payment shall equal 2.50% of the aggregate principal amount of the Term Loan Advances, with the remaining principal balance of the Term Loans due and payable in full on the Term Loan Maturity Date.

3.4 Reduction of Term Loan Commitments. The Borrowers shall have the right at any time between the Closing Date and December 31, 2016, upon five (5) days’ prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Term Loan Commitments, in an amount not less than an integral multiple of $10,000,000, or to terminate completely the Term Loan Commitments, without penalty or premium except as hereinafter set forth; provided that (a) any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Term Loan Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and any other amounts due hereunder with respect thereto, including all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Term Facility Usage after giving effect to such prepayments to be equal to or less than the Term Loan Commitments as so reduced or terminated. Any notice to reduce or terminate the Term Loan Commitments under this Section 3.4 shall be irrevocable.

4. INTEREST RATES

4.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of Loans denominated in Dollars as selected by it from the Base Rate Options or the Eurocurrency Rate Options, as set forth in Section 4.1.1 [Revolving Credit Interest Rate Options; Swing Line Interest Rate] and Section 4.1.2 [Term loan Interest Rate Options] the Borrowers shall pay interest in respect of the outstanding unpaid principal amount of Optional Currency Loans pursuant to the Eurocurrency Rate Options set forth in Section 4.1.1(ii) [Eurocurrency Rate Option]; it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the Eurocurrency Rate Option for any Loans, and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Eurocurrency Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be repaid by the Borrowers in the same Optional Currency.

4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate.

(a) The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans denominated in U.S. Dollars and Optional Currency Loans, as applicable:

(i) Base Rate Option: A fluctuating rate per annum applicable to Revolving Credit Loans denominated in Dollars, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, equal to the sum of (a) Base Rate plus (b) the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

(ii) Eurocurrency Rate Option: A rate per annum applicable to Revolving Credit Loans and Optional Currency Loans, computed on the basis of a year of 360 days and actual days elapsed, equal to the sum of (a) Eurocurrency Rate applicable to such Loans as determined for each applicable Interest Period plus (b) the Applicable Margin.

(b) Swing Loans shall only bear interest at the Base Rate Option applicable to Revolving Credit Loans.

4.1.2 Term Loan Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i) Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Eurocurrency Rate Option: A rate per annum applicable to Term Loans, computed on the basis of a year of 360 days and actual days elapsed, equal to the sum of (a) Eurocurrency Rate applicable to such Loans as determined for each applicable Interest Period plus (b) the Applicable Margin.

4.1.3 Rate Quotations. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.1.4 Interest Act (Canada). For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

4.1.5 Canadian Usury Provision. If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

4.2 Interest Periods. At any time when the Borrowers shall select, convert to or renew a Eurocurrency Rate Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request (i) at least three (3) Business Days prior to the effective date of such Eurocurrency Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of the selection or renewal of the Interest Rate Option applicable to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Eurocurrency Rate Option:

4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Eurocurrency Rate Option shall be in respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and

4.2.2 Renewals. In the case of the renewal of a Eurocurrency Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.2.3 No Conversion of Optional Currency Loans. Notwithstanding anything to the contrary herein, no Optional Currency Loan may be converted into a Loan with a different Interest Rate Option or a Loan denominated in a different currency unless otherwise permitted herein.

4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to all outstanding Revolving Credit Loans and delayed draw Term Loans under the Base Rate Option or the Eurocurrency Rate Option, as applicable, plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

4.3.3 Acknowledgment. Each Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by Administrative Agent.

4.4 Eurocurrency Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable. If on any date on which a Eurocurrency Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such Eurocurrency Rate, or

(ii) a contingency has occurred which materially and adversely affects Relevant Interbank Market relating to the Eurocurrency Rate, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a Eurocurrency Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such Eurocurrency Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency, as applicable, for the relevant Interest Period for a Loan, or to banks generally, to which a Eurocurrency Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, or

(iv) any Law has made it unlawful, or any Official Body has asserted that it is unlawful, for any Lender or its applicable Lending Office to issue, make, maintain, fund or charge interest with respect to any Loan to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Eurocurrency Rate Option or select an Optional Currency or to issue, make, maintain, fund or charge interest with respect to any such Loan, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a Eurocurrency Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers

shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Eurocurrency Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. The Loan Parties shall, take all reasonable actions requested by the Administrative Agent or such Lender to mitigate any circumstances giving rise to the existence of illegality under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available].

4.5 Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Eurocurrency Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or Term Loans as the case may be, commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 12:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated.” All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made (subject to the Borrowers’ indemnity obligations under Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]), and all Reimbursement Obligations with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued unless otherwise required by the Administrative Agent and such Issuing Lender.

5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans and Term Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 2.3 [Revolving Credit

Loan Commitment Fee], Section 3.2 [Term Loan Commitment Fee] or Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Eurocurrency Rate Unascertainable; Etc.], 5.12.2 [Replacement of a Lender] or 5.7 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Section 2.5.5 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Eurocurrency Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments; Right to Prepay. The Borrowers shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.12.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 11:00 a.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loan, or no later than 11:00 a.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the Eurocurrency Rate Option applies; and

(z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $1,000,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount and any other amounts due hereunder with respect thereto, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and Term Loans to which the Base Rate Option applies; (ii) then to Revolving Credit Loans and Term Loans denominated in Dollars to which the Eurocurrency Rate Option applies, (iii) then to Optional Currency Loans, (iv) then to Swing Loans. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent in its sole discretion. Once the Term Loans are prepaid, they may not be reborrowed.

5.7 Mandatory Prepayments.

5.7.1 Optional Currency Loans Exceed Optional Currency Sublimit; Revolving Facility Usage Exceeds Revolving Credit Commitments. If on any Computation Date the aggregate Dollar Equivalent amount of the Optional Currency Loans exceeds 105% of the Optional Currency Sublimit as a result of a change in the exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall immediately pay or prepay (subject to the Borrowers’ indemnity obligations under Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]) the Optional Currency Loans, in an amount sufficient to eliminate such excess. Notwithstanding the foregoing, if as a result of determining the Dollar Equivalent as of the most recent Computation Date the Revolving Facility Usage exceeds the aggregate Revolving Credit Commitments of all Lenders for any reason, including but not limited to a change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall immediately pay or prepay (subject to the Borrowers’ indemnity obligations under Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]) the Revolving Credit Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

5.7.2 Application Among Loans and Interest Rate Options; Cash Collateral Under Certain Circumstances. All prepayments required pursuant to this Section 5.7 shall, unless the Borrowers furnish a written statement to the Administrative Agent prior to the time of such prepayment requesting a different application, first be applied to prepay Revolving Credit Loans to which the Base Rate Option applies, then to Loans denominated in Dollars to which the Eurocurrency Rate Option applies, then to Optional Currency Loans, then to Swing Loans. All cash collateral required pursuant to this Section 5.7 shall be deposited by the Borrowers in a non-interest bearing account with the Administrative Agent, as Cash Collateral for the Stated Amount of all Letters of Credit, and each Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash and deposits required pursuant to this Section 5.7 as security for all Obligations. If no Default or Event of Default exists, at such time that the Revolving Facility Usage is less than the aggregate Revolving Credit Commitments of all of the Lenders, such Cash Collateral provided pursuant to this Section 5.7 that has not been utilized to pay any such reimbursement obligations shall to such extent be released and returned to the Borrowers upon their request. In accordance with Section 5.10 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Eurocurrency Rate Option on any day other than the last day of the applicable Interest Period.

5.8 Increased Costs.

5.8.1 Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender except any reserve requirement reflected in the Eurocurrency Rate or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, any Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Lender or other Recipient, the Borrowers will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2 [Intentionally Omitted].

5.8.3 Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

5.8.4 Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.5 Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9 Taxes.

5.9.1 Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes any Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3 Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent jointly and severally timely reimburse it for the payment of, any Other Taxes.

5.9.4 Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5.

5.9.6 Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7 Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) of this Section 5.9.7 below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(w) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(x) executed originals of IRS Form W-8ECI;

(y) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(z) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

5.9.8 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9 Survival. Each party’s obligations under this Section 5.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.9.10 Treatment of Facilities. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the facilities governed by this Agreement as not qualifying as a “grandfathered obligations” within the meaning of Treasury Regulation Sections 1.1471-2(b)(2)(i) and 1.1471-2T(b)(2)(i).

5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a Eurocurrency Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], Section 3.1.1 [Term Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments],

(iii) default by any Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder, or

(iv) the assignment of any Loan to which a Eurocurrency Rate Option applies on a day other than the last day of the corresponding Interest Period as a result of a request of the Borrowers pursuant to Section 5.12.2 [Replacement of a Lender].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on the dates on which mandatory prepayments are due and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

5.12 Mitigation Obligations; Replacement of a Lender.

5.12.1 Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Cost], or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.12.2 Replacement of a Lender. If any Lender (i) gives notice under Section 4.4 [Eurocurrency Rate Unascertainable, etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.8 [Increased Costs], Section 5.9 [Taxes], or Section 11.3 [Expenses; Indemnity; Damage Waiver]) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8 [Increased Costs] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.13 Defaulting Lenders.

5.13.1 Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Revolving Credit Loan Commitment Fee] and Section 3.2 [Term Loan Commitment Fee];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time.

(b) Subject to Section 11.13 [Acknowledgment and Consent to Bail-In of EEA Financial Institutions], no reallocation described in clause (a) above shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(c) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(d) if the Borrowers cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.8.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(e) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.8.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(f) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.8.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized; and

(iv) so long as such Lender is a Defaulting Lender, the Swing Loan Lender shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 5.13.1(iii) [Defaulting Lender Adjustments], and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 5.13.1(iii)(a) [Defaulting Lender Adjustments] (and such Defaulting Lender shall not participate therein).

(v) If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Loan Lender shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Loan Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swing Loan Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(vi) In the event that the Administrative Agent, the Borrowers, the Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

5.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrowers shall be jointly and severally obligated to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 5.13 [Defaulting Lenders] and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

5.14.1 Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to Section 5.14.2 [Application] below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

5.14.2 Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 [Cash Collateral] or Section 5.13 [Defaulting Lenders] in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

5.14.3 Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 [Cash Collateral] following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 5.13 [Defaulting Lenders] the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to any security interest granted pursuant to the Loan Documents, if any such general security interest exists at such time.

5.15 Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

5.16 Indemnity in Certain Events. The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in any Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender or any sum adjusted to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization. Each Loan Party is duly incorporated and validly existing; and each Loan Party (other than WABTEC UA) is in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

6.1.2 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Borrowers hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of Law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any material asset of any Loan Party (other than Liens in favor of the Administrative Agent created pursuant to any of the Loan Documents). The Loan Parties are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed herein) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Effect.

6.1.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

6.1.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries for and as at the Company’s Fiscal Year end 2015, and the unaudited consolidated interim financial statements of the Company and its Subsidiaries for the first Fiscal Quarter of the Company’s current Fiscal Year, copies of each of which have been made available to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

6.1.5 No Material Adverse Change. Since the Company’s Fiscal Year end 2015, there has been no material adverse change in the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole.

6.1.6 Litigation and Contingent Liabilities. As of the Closing Date, no litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to each Borrower’s knowledge, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 6.1.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities that would be required to be disclosed by GAAP, which are not listed on Schedule 6.1.6 or permitted by Section 8.2.1 [Indebtedness]. No litigation, arbitration or similar proceedings, regardless whether or not previously disclosed to the Lenders or the Administrative Agent, is or are pending against any Loan Party which alone or in the aggregate would reasonably be expected to result, within nine (9) months of any date on which this representation and warranty is made or deemed made (pursuant to a Loan Request or otherwise), in one or more judgments or awards against one or more of the Loan Parties in an amount not covered by confirmed insurance coverage and committed indemnification or contribution obligations with respect thereto in excess of $100,000,000.

6.1.7 Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its owned material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all material Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 8.2.2 [Liens].

6.1.8 Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens, and such securities were issued in material compliance with all applicable state and federal Laws concerning the issuance of securities. Schedule 6.1.8 sets forth the percentage of Capital Securities of each Loan Party (other than the Company) owned directly or indirectly by the Company and of each of the other Subsidiaries of the Loan Parties as of the Closing Date, together with their respective legal name, place of organization and type of organization. All of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary are, directly or indirectly, owned by the Company. As of the Closing Date, except as set forth on Schedule 6.1.8, there are no material pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party (other than the Company).

6.1.9 Pension Plans.

6.1.9.1 Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of any Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.

Borrowers and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

6.1.9.2 (a) No ERISA Event has occurred during the current calendar year or the six (6) full calendar years ending prior to the Closing Date or is reasonably expected to occur; (b) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code), except such unfunded pension liabilities which could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; (c) neither any Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than required minimum contributions under ERISA or premiums due and not delinquent under Section 4007 of ERISA); (d) neither any Borrower nor any member of the ERISA Group has incurred during the current calendar year or the six (6) calendar years ending prior to the Closing Date, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (e) neither any Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (f) neither any Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.10 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

6.1.11 Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan has been or will be used, immediately, incidentally, or ultimately, for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. No Borrower nor any of its Subsidiaries holds or intends to hold Margin Stock in such amounts that more than 25% of the reasonable value of the assets of such Borrower or any Subsidiary of such Borrower are or will be represented by Margin Stock.

6.1.12 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to the Loan Parties, taken as a whole, (a) the fair value of their assets is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.

6.1.13 Environmental Matters. The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party has obtained, and maintain in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to any written order from or agreement with any Federal, state or local governmental authority, nor any pending, or to the knowledge of any Loan Party threatened, judicial or docketed administrative or other proceeding or investigation, respecting any Environmental Law, Environmental Claim or Hazardous Substance which could reasonably be expected to have a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws.

6.1.14 Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

6.1.15 Real Property. Set forth on Schedule 6.1.15 is a complete and accurate list, as of the Closing Date, of all material real property owned or leased by any Loan Party.

6.1.16 Information. To the best knowledge of each Borrower, all information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the other transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

6.1.17 Intellectual Property. To the knowledge of the Senior Officers of the Loan Parties, each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the then current conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

6.1.18 Burdensome Obligations. To the knowledge of the Senior Officers of the Loan Parties, no Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

6.1.19 Labor Matters. Except as set forth on Schedule 6.1.19, as of the Closing Date, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or, to the knowledge of any Borrower, threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.1.20 No Default. No Event of Default or Potential Default exists or would result from the incurrence by any Loan Party of any Indebtedness hereunder or under any other Loan Document.

6.1.21 Indenture, No Recent Amendments. There has occurred no amendment, restatement, refinancing, or the like to the 2013 Note Indenture from the date of its execution by the Company through the Closing Date.

6.1.22 Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

6.1.23 Anti-Corruption Laws and Anti-Corruption Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Anti-Corruption Sanctions, and the Borrowers, their Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers’ directors and agents, are in compliance with Anti-Corruption Laws and applicable Anti-Corruption Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is an Anti-Corruption Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Anti-Corruption Sanctions.

6.1.24 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i) A certificate of each of the Loan Parties signed by a Senior Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no material adverse change has occurred since the date of the last audited financial statements of the Company delivered to the Administrative Agent;

(ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Senior Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized;

(iii) This Agreement and each of the other Loan Documents signed by a Senior Officer and, to the extent applicable, an authorized officer of each of the Lenders whose names are set forth on Schedule 1.1(B) as of the Closing Date;

(iv) A written opinion of counsel for each of the Loan Parties, dated the Closing Date (including an opinion of Dutch counsel);

(v) Evidence of the existence of insurance required to be maintained pursuant to Section 8.1.2 [Maintenance of Property; Insurance];

(vi) A duly completed Compliance Certificate as of the last day of the Fiscal Quarter of the Company most recently ended prior to the Closing Date, signed by a Senior Officer of the Company;

(vii) All regulatory approvals and licenses necessary for the financing contemplated hereby shall have been completed and there shall be no legal or regulatory prohibitions or restrictions;

(viii) A Lien search in acceptable scope and with acceptable results;

(ix) The Existing Credit Agreement shall have been amended and restated and all outstanding obligations thereunder shall be deemed to be Obligations hereunder, and such Obligations shall be allocated to each Lender on the Closing Date in accordance with such Lender’s Ratable Share; the Administrative Agent shall have paid all outstanding amounts owed to any lender under the Existing Credit Agreement who is not a Lender under this Agreement, and all Liens not permitted hereunder shall have been released;

(x) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request, including all information required under applicable “Know-Your-Customer” and anti-money laundering rules and regulations, including the U.S. PATRIOT Act.

7.1.2 Payment of Fees. The Company shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.1.3 Obligations of Issuing Lender. The Issuing Lender shall not be under any obligation to issue any Letter of Credit or bank guaranty if such issuance would violate any policies of the Issuing Lender applicable to letters of credit or bank guaranties generally.

7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations and warranties of the Loan Parties shall then be true and correct (before and after giving effect to the making of such Loans or the issuance, extension or increase of any Letter of Credit, as applicable, and the application of the proceeds of the foregoing), (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, that, unless at any time the Required Lenders shall otherwise expressly consent in writing, the Loan Parties shall (and, where applicable, will cause any other Loan Party or any non-domestic Subsidiary of a Loan Party) to comply at all times with the following covenants:

8.1 Affirmative Covenants.

8.1.1 Books, Records and Inspections. Each of the Loan Parties shall keep, and shall cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records. All such inspections or audits by the Administrative Agent shall be at the Company’s expense, provided that so long as no Event of Default or Potential Default exists, the Company shall not be required to reimburse the Administrative Agent for inspections or audits.

8.1.2 Maintenance of Property; Insurance. Each Loan Party shall:

(a) Keep, and cause each other Loan Party to keep, all material property necessary in the business of the respective Loan Parties in working order and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability, and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with insurers believed by the Company to be reputable and financially sound, including self-insurance to the extent customary. The Company shall provide to the Administrative Agent (who shall forward a copy of the same to each of the Lenders), no later than the date on which annual financial statements are to be provided to the Administrative Agent pursuant to Section 8.3.2 [Annual Reports], evidence (in such form as is satisfactory to the Administrative Agent) of compliance with the terms of this Section 8.1.2.

8.1.3 Compliance with Laws. Each Loan Party shall comply, in all material respects with all applicable Laws, except where failure to comply could not reasonably have a Material Adverse Effect.

8.1.4 Maintenance of Existence, etc. Each Loan Party shall maintain and preserve, and (subject to Section 8.2.5 [Acquisitions, Mergers, Consolidations, Sales]) cause each other Loan Party and each non-domestic Subsidiary of a Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect).

8.1.5 Use of Proceeds. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds] and as permitted by applicable Law.

8.1.6 Employee Benefit Plans. Each Loan Party shall:

8.1.6.1 maintain, and cause each other member of the ERISA Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of Law,

(a) make, and cause each other member of the ERISA Group to make, on a timely basis, all required contributions to any Multiemployer Plan, and

(b) not, and not permit any other member of the ERISA Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability (other than timely payment of PBGC premiums) in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

8.1.7 Environmental Matters. Each Loan Party shall comply, in all material respects, with all applicable Environmental Laws. Without limiting the foregoing, if any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Company shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.1.8 Further Assurances; Joinder of Loan Parties. Each Loan Party shall take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Administrative Agent may determine, including the execution and delivery of the Loan Documents and other deliveries required under Section 11.16 [Joinder of Loan Parties] hereof.

8.1.9 Excluded Subsidiaries. In the event that the operations or revenue of any Excluded Subsidiary is no longer immaterial to the operations or income of a Borrower and its other Subsidiaries, as reasonably determined by the Administrative Agent in consultation with the Company, then such entity shall guaranty the Obligations of each Loan Party under the Loan Documents and become a Loan Party hereunder by the execution and delivery of guaranties and other documents including a Loan Party Joinder substantially in the form of Exhibit 1.1(L).

8.1.10 Anti-Corruption Laws. The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Anti-Corruption Sanctions.

8.1.11 Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.11, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.11 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.11 constitute, and this Section 8.1.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II)) of the CEA.

8.2 Negative Covenants.

8.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its non-domestic Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Obligations under this Agreement and the other Loan Documents;

(ii) Indebtedness secured by Liens (including Liens permitted by Section 8.2.2(iv)), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed an amount equal to ten percent (10%) of the Consolidated Net Tangible Assets;

(iii) (A) Indebtedness of any non-domestic Subsidiary of the Company to any other non-domestic Subsidiary of the Company, (B) Indebtedness of any domestic Subsidiary of the

Company to any other domestic Subsidiary of the Company, (C) Indebtedness of any non-domestic Subsidiary of the Company to any Loan Party, and (D) Indebtedness of (x) any Loan Party to any other Loan Party and (y) either Borrower to any non-domestic Subsidiary, provided that with respect to Indebtedness permitted by this clause (D) any obligations of the Borrowers to any non-domestic Subsidiaries shall be subordinated to the Obligations owed by the Borrowers hereunder in a manner reasonably satisfactory to the Administrative Agent;

(iv) Indebtedness arising under the 2013 Note Indenture and any New Note Indenture;

(v) Any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge, (iii) Lender Provided Commodity Hedge, (iv) other Commodity Hedge, Interest Rate Hedge or Foreign Currency Hedge approved by the Administrative Agent or (v) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties shall enter into a Commodity Hedge, Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes;

(vi) Indebtedness described on Schedule 8.2.1 and any extension, renewal or refinancing thereof, to the extent the principal amount thereof is not increased or made senior in right of payment to the Loans, and so long as the terms thereof are not materially more burdensome than those of the Indebtedness being extended, renewed, or refinanced and, if applicable to such Indebtedness, subject also to Section 8.2.15 [Limitations on Indentures];

(vii) Contingent Liabilities of the Loan Parties or any non-domestic Subsidiary of a Loan Party arising with respect to (i) any Indebtedness permitted hereby, and (ii) notwithstanding any other provision hereof, guaranties of performance, completion, quality, and the like provided by the Company or any Subsidiary of the Company with respect to performance or similar obligations owing to a Person by the Company or any of its Subsidiaries; provided, however, that the sum of all amounts paid plus all costs incurred, as the case may be, by the Loan Parties with respect to such guaranties of the performance, completion, quality, or similar obligations of all non-domestic Subsidiaries of the Company, to the extent such amounts paid or costs incurred by Loan Parties are not repaid or reimbursed by the non-domestic Subsidiaries of the Company, shall be deemed to be Indebtedness of non-domestic Subsidiaries of the Company owing to the Loan Parties;

(viii) Indebtedness of the Loan Parties and, without duplication, any non-domestic Subsidiary of a Loan Party in respect of surety bonds, performance bonds, bid bonds, letters of credit and bank guaranties (other than Letters of Credit and bank guaranties issued hereunder), or similar obligations arising in the ordinary course of business;

(ix) Indebtedness of the Loan Parties and, without duplication, any non-domestic Subsidiary of a Loan Party to any other Person (other than a Loan Party), provided that the aggregate of all such Indebtedness in existence at any time of calculation shall not exceed the equivalent amount of $200,000,000; and

(x) other unsecured Indebtedness of any Loan Party, including Indebtedness arising under a New Note Indenture, so long as (A) no Potential Default or Event of Default shall exist immediately prior to, or after giving effect to, the incurrence of such Indebtedness, and (B) the Loan Parties are in compliance with the financial ratios and restrictions set forth in Section 8.2.13 [Financial Covenants] immediately after giving effect to the incurrence of such Indebtedness.

8.2.2 Liens. Each of the Loan Parties shall not, and shall not permit any of its non-domestic Subsidiaries or, to the extent applicable, any other Loan Party to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree to become liable to do so, except:

(i) Liens for taxes or other governmental charges (x) not at the time delinquent, (y) thereafter payable without penalty or (z) being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(ii) Liens arising in the ordinary course of business including (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law, (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations permitted hereunder) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves, and (iii) in relation to WABTEC UA (and any other Borrower organized under the laws of the Netherlands), any Lien which arises under the general banking conditions of a bank in the Netherlands with which such Borrower holds an account;

(iii) Liens arising under the Loan Documents from time to time;

(iv) subject to the limitation set forth in Section 8.2.1(ii) [Indebtedness], (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party or any non-domestic Subsidiary of a Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

(v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding an aggregate amount of $25,000,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(vi) Liens on contracts entered into with its customers by a Loan Party or any non-domestic Subsidiary of a Loan Party and the assets related thereto to secure the obligations of such Loan Party or the non-domestic Subsidiary in respect of such contracts, in each case to assure performance of such contracts;

(vii) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(viii) Liens arising under Securitizations permitted hereunder;

(ix) Liens in connection with Indebtedness permitted under Section 8.2.1(viii) [Indebtedness]; and

(x) Other than Liens permitted pursuant to Section 8.2.2(iv) [Liens], Liens securing Indebtedness permitted by Section 8.2.1(ii) [Indebtedness].

8.2.3 [Intentionally Omitted].

8.2.4 Restricted Payments. Each of the Loan Parties shall not and shall not permit any of its non-domestic Subsidiaries or, to the extent applicable, any other Loan Party to (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) make any principal payment on the Indebtedness outstanding under the 2013 Note Indenture or any New Note Indenture, or (d) set aside funds for any of the foregoing (collectively, the “Restricted Payments”); provided however, that (i) the Loan Parties and their Subsidiaries may convert preferred stock into common stock and permit the holders of preferred stock of the Company to convert such stock into common stock of the Company and (ii) the Loan Parties and their Subsidiaries may make (a) Restricted Payments to the Borrowers and (b) other Restricted Payments so long as (x) no Event of Default or Potential Default shall exist immediately prior to, or after giving effect to, any such Restricted Payment, and (y) the Loan Parties are in compliance with the financial ratios and restrictions set forth in Section 8.2.13 [Financial Covenants] immediately after giving effect to such Restricted Payment.

8.2.5 Acquisitions, Mergers, Consolidations, Sales. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic subsidiaries to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or Capital Securities of any class of, or partnership or joint venture interest in, any other Person, (b) take part in any Asset Disposition (including the sale of Capital Securities of any Subsidiary, but excluding the Capital Securities of the Company), or (c) sell or assign with or without recourse any receivables, except for:

(i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into a Borrower or into any other domestic Wholly-Owned Subsidiary, or any such purchase or other acquisition by a Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary;

(ii) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any non-domestic Subsidiary into a Borrower, so long as such Borrower is the surviving entity, or into any other non-domestic Subsidiary (so long, in the event such other Subsidiary is a domestic Subsidiary the surviving entity is also a domestic Subsidiary) or any such purchase or other acquisition by a Borrower or any non-domestic Subsidiary of the assets or Capital Securities of any non-domestic Subsidiary;

(iii) any sale, lease, or other disposition of assets in the ordinary course of business;

(iv) any sale of assets transferred, disposed of or otherwise directly or indirectly subject to any Securitization so long as the aggregate face amount of all such Securitizations shall not exceed $200,000,000 at any one time;

(v) any other sale, lease, or other disposition of assets (other than those specifically excepted pursuant to clauses (i) through (iv) above), provided that (a) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, and (b) the aggregate value of all assets so transferred or disposed of by the Borrowers or any domestic Subsidiary of the Company shall not exceed: (1) in any fiscal year, ten percent (10%) of the total tangible assets of the Loan Parties at the time of such disposition, and (2) for the period commencing on the Closing Date and continuing until the Expiration Date, twenty percent (20%) of the total tangible assets of the Loan Parties at the time of any such disposition; or

(vi) any other Acquisition (including the LEY Acquisition) by the Borrowers or any Wholly-Owned Subsidiary where:

(a) the business or division acquired is consistent with the requirements set forth in Section 8.2.10 [Business Activities; Issuance of Equity], and a Loan Party shall be the surviving Person in the event of a merger or consolidation with a domestic Person, and a Subsidiary of the Company shall be the surviving Person in the event of a merger or consolidation with a non-domestic Person;

(b) immediately before and after giving effect to such Acquisition, no Event of Default or Potential Default shall exist;

(c) in the case of the LEY Acquisition, the Company shall deliver to the Administrative Agent (who shall forward a copy of the same to the Lenders) at least three (3) Business Days prior to such Acquisition an acquisition compliance certificate substantially in the form of Exhibit 8.2.5 which shall, among other things, (i) set forth on a pro forma basis, the Leverage Ratio after giving effect to the LEY Acquisition, and (ii) attach a supplement to Schedule 8.2.1, which shall be in form and content satisfactory to the Administrative Agent and shall set forth a listing of the Indebtedness of LEY and its Subsidiaries that will continue to remain outstanding after giving effect to the LEY Acquisition and, provided that (a) the aggregate amount of such Indebtedness does not exceed $500,000,000 and (b) to the extent that revolving credit facilities of LEY and its Subsidiaries are included in such Indebtedness, such revolving credit facilities are repaid and terminated within 60 days of the date of such Acquisition, Schedule 8.2.1 shall and shall be deemed to be supplemented as of the date of such Acquisition to include such Indebtedness;

(d) in the case of the Acquisition of any Person, the Board of Directors or similar governing body of such Person has approved such Acquisition; and

(e) the provisions of Section 8.1.8 [Further Assurances; Joinder of Loan Parties] have been satisfied.

8.2.6 Modification of Organizational Documents. Each of the Loan Parties shall not, and shall not permit any non-domestic Subsidiary or, to the extent applicable, any other Loan Party to amend or modify its articles, charter, by-laws or other organizational documents in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.

8.2.7 Transactions with Affiliates. Each of the Loan Parties shall not, and shall not permit any other Loan Party to, enter into or cause, suffer or permit to exist any transaction, arrangement or contract with any Affiliate which is on terms which are less favorable than would be obtainable from any Person which is not an Affiliate, other than with respect to transactions with any other Loan Party or any other Subsidiary of a Loan Party for which there exists a reasonable economic, legal, or related motivation.

8.2.8 [Intentionally Omitted].

8.2.9 Inconsistent Agreements. Each of the Loan Parties shall not, and shall not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrowers hereunder or by the performance by any Loan

Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Indebtedness owed to the Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness, Capital Leases and other secured Indebtedness permitted by this Agreement only to the extent such restrictions or conditions apply only to the property or assets securing such Indebtedness and (C) customary provisions in leases and other contracts restricting the assignment thereof.

8.2.10 Business Activities; Issuance of Equity. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic Subsidiaries to engage in any line of business other than the businesses engaged in on the date hereof and businesses and other activities reasonably incidental thereto or to the operations of a company of the size or nature of any of the Loan Parties. Each of the Loan Parties (other than the Company) shall not, and shall not permit any other Loan Party (other than the Company) to, issue any Capital Securities other than (a) any issuance of shares of the Company’s common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program or (b) any issuance by a Subsidiary to the Company or another Subsidiary in accordance with Section 8.2.4 [Restricted Payments].

8.2.11 Investments. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic Subsidiaries, to make or permit to exist any Investment in any other Person, except the following:

(i) contributions by a Borrower to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations, in each case in accordance with Section 8.1.8 [Further Assurances; Joinder of Loan Parties];

(ii) Investments constituting Indebtedness permitted by Section 8.2.1 [Indebtedness];

(iii) Contingent Liabilities constituting Indebtedness permitted by Section 8.2.1 [Indebtedness] or Liens permitted by Section 8.2.2 [Liens];

(iv) Cash Equivalent Investments;

(v) bank deposits in the ordinary course of business;

(vi) intercompany investments (a) by domestic Loan Parties to or in domestic Loan Parties or non-domestic Subsidiaries of the Company, and (b) by non-domestic Subsidiaries to or in non-domestic Subsidiaries;

(vii) In addition to the Investments permitted by other clauses of this Section 8.2.11 (including Investments permitted by clause (ix) below) Investments in or to Ventures in an aggregate amount at any time of calculation not in excess of $100,000,000;

(viii) loans by non-domestic Subsidiaries to a Borrower, provided that each such loan is subject to a subordination agreement satisfactory to Administrative Agent;

(ix) Investments to consummate Acquisitions permitted by Section 8.2.5 [Acquisitions, Mergers, Consolidations, Sales]; and

(x) Investments listed on Schedule 8.2.11 as of the Closing Date,

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (vii) or (ix) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Potential Default exists.

8.2.12 Fiscal Year. Each of the Loan Parties shall not change its Fiscal Year.

8.2.13 Financial Covenants.

8.2.13.1 Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio for any Computation Period to be less than 3.00 to 1.00.

8.2.13.2 Leverage Ratio. The Company shall not permit the Leverage Ratio as of the last day of any Computation Period to exceed 3.25 to 1.00; provided that, other than with respect to the LEY Acquisition, to the extent the consideration paid in connection with any Acquisition equals or exceeds $500,000,000, at the election of the Company, during the Fiscal Quarter in which such Acquisition is consummated and during the three (3) subsequent Fiscal Quarters (each such four-Fiscal Quarter period, an “Acquisition Period”), the then applicable maximum Leverage Ratio of 3.25 to 1.00 shall be deemed increased to 3.50 to 1.00. No more than two (2) Acquisition Periods shall exist during the term of the Revolving Credit Commitments.

8.2.13.3 [Intentionally Omitted].

8.2.14 Cancellation of Indebtedness. Each of the Loan Parties shall not, and to the extent applicable, shall not permit any other Loan Party to, cancel any claim or debt owing to it, except in exchange for reasonable consideration or in the ordinary course of business.

8.2.15 Limitations on Indentures; Limitations on Amendments to 2013 Note Indenture. Each of the Loan Parties shall not agree to permit or suffer to exist any New Note Indenture or any amendment, modification or waiver with respect to the 2013 Note Indenture, unless such New Note Indenture, and the Indebtedness thereunder, or such 2013 Note Indenture as so amended, modified or waived, contains events of default and covenants not more restrictive, in any material respect, than the Events of Default and covenants set forth in this Agreement.

8.2.16 Anti-Terrorism Laws; International Trade Compliance; Anti-Corruption Laws. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned

Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event. No Borrower will request any Loan or Letter of Credit, and no Borrower will use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Anti-Corruption Sanctioned Person, or in any Anti-Corruption Sanctioned Country, or (C) in any manner that would result in the violation of any Anti-Corruption Sanctions applicable to any party hereto.

8.3 Reporting Requirements. The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, that the Loan Parties shall (and, where applicable, will cause any other Loan Party or any non-domestic Subsidiary of a Loan Party to) furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Quarterly Financial Statements. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated financial statements of the Company and its Subsidiaries as of the end of such Fiscal Quarter consisting of the consolidated 10-Q of the Company and its Subsidiaries.

8.3.2 Annual Reports. Promptly when available and in any event within 90 days after the close of each Fiscal Year, the consolidated financial statements of the Company and its Subsidiaries as at the end of such Fiscal Year consisting of the consolidated 10-K of the Company and its Subsidiaries, all in reasonable detail and certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent.

8.3.3 Certificate of the Company. Concurrently with the financial statements of the Company furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Reports], a certificate (each a “Compliance Certificate”) of the Company signed by a Senior Officer of the Company, in the form of Exhibit 8.3.3, containing a computation of each of the financial ratios and restrictions set forth in Section 8.2.13 [Financial Covenants] and to the effect that such officer has not become aware of any Event of Default or Potential Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

8.3.4 Notices.

8.3.4.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by a Senior Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, or governmental investigations or proceedings (as to which the Company or any Subsidiary of the Company has actual knowledge) against the Company or any Subsidiary of the Company, involving a claim or series of claims in excess of $25,000,000 or which if adversely determined could reasonably be expected to have a Material Adverse Effect.

8.3.4.3 Organizational Documents. Within the time limits set forth in Section 8.2.6 [Modification of Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.4.4 Erroneous Financial Information. Immediately in the event that the Company or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Company proposes to take with respect thereto.

8.3.4.5 Creation or Acquisition of Subsidiary. Promptly, but in no event later than five (5) business days after the creation or acquisition of any domestic Subsidiary, notice in writing setting forth the details thereof.

8.3.4.6 Notice of Litigation Matters and ERISA. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

(a) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of any Borrower, is threatened against any Loan Party or to which any of the properties of any thereof is subject or any change or adverse development in any such litigation, arbitration or governmental investigation or proceeding whether or not such litigation, arbitration or governmental investigation or proceeding was previously disclosed by the Company to the Lenders (including any change in insurance coverage or rights of indemnification or contribution with respect thereto), which in any case might reasonably be expected to have a Material Adverse Effect;

(b) the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrowers propose to take with respect thereto; or

(c) any violation of any Environmental Law or the assertion of any Environmental Claim which would reasonably be expected to have a Material Adverse Effect.

8.3.4.7 Other Reports. Promptly upon their becoming available to the Company, but in no event later than the specific date or time provided below with respect to such item, the Company shall furnish copies to the Administrative Agent of the following items:

(i) Annual Budget. The annual budget and any forecasts or projections of the Company, to be supplied not later than the last day of February of each year,

(ii) Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally,

(iii) Management Letters. Unless the Company is prohibited from furnishing copies thereof pursuant to restrictions contained therein, any reports including management letters submitted to the Company by independent accountants in connection with any annual, interim or special audit,

(iv) Indenture Debt Notices. Copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to the Amended Permitted Note Indenture or any New Note Indenture, and

(v) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

8.3.5 SEC Website. Reports required to be delivered pursuant to Sections 8.3.1 [Quarterly Financial Statements], 8.3.2 [Annual Financial Statements] and 8.3.4.7 [Other Reports] shall be deemed to have been delivered on the date on which such report is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the reporting requirements of Sections 8.3.1, 8.3.2 and 8.3.4.7.

9. DEFAULT

9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Borrowers hereunder or under any other Loan Document;

9.1.2 Non-Payment of Other Indebtedness. Any default shall occur under the terms applicable to any Indebtedness of any one or more Loan Party or Loan Parties in an aggregate amount (for all such Indebtedness so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $25,000,000 and such default shall (a) consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Indebtedness or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Indebtedness to become due and payable (or require any Loan Party to purchase or redeem such Indebtedness or post cash collateral in respect thereof) prior to its expressed maturity;

9.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect;

9.1.4 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect;

9.1.5 Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Section 8.2 [Negative Covenants] (other than Section 8.2.13.2 [Covenant Calculations]); or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 9) and continuance of such failure described in this clause (b) for 45 days;

9.1.6 Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;

9.1.7 Pension Plans. An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of any Borrower or any member of the ERISA Group under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $50,000,000, or any Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of $50,000,000;

9.1.8 Judgments. Final judgments which exceed an aggregate of $50,000,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgments;

9.1.9 Invalidity of Loan Documents, etc. Any Loan Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document;

9.1.10 Change of Control. A Change of Control shall occur;

9.1.11 Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.22 [Anti-Terrorism Laws] is or becomes false or misleading at any time; or

9.1.12 Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

9.2 Effect of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11 [Events of Default] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the written request of the Required Lenders shall, (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, Cash Collateralize all Letters of Credit, and each Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Bankruptcy, Insolvency, etc.] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit, and the Borrowers shall become immediately obligated to Cash Collateralize all Letters of Credit, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates and any participant of any Lender which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate or such participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender, their respective Affiliate or such participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Lender different from the branch or office or Affiliate holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.13 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender, each Issuing Lender and their respective Affiliates and participants under this Section 9.2 are in addition to other rights and remedies (including other rights of set-off) that such Lender, such Issuing Lender or their respective Affiliates and participants may have. Each Lender and Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application; and

9.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment In Full, any and all proceeds received by the Administrative Agent from the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i) First, to payment of that portion of the Obligations constituting fees (other than interest), indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them.

(v) Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi) Last, the balance, if any, to the Loan Parties or as required by Law

Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and Issuing Lenders, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the

Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Effect of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by the Borrowers, a Lender or an Issuing Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6 Resignation of Administrative Agent.

10.6.1 Resignation. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and Issuing Lenders, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

10.6.2 Effect. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

10.6.3 Issuing Lender; Swing Loan Lender. If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender and as the Swing Loan Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, the Syndication Agent, or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent and PNC Capital Markets LLC a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Fee Letter”) among the Borrowers, PNC Capital Markets LLC and Administrative Agent, as amended from time to time.

10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any Relief Proceeding or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent, including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due any of the Lenders, the Issuing Lenders and the Administrative Agent under any of the Loan Documents allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under any of the Loan Documents.

10.11 Guaranty Matters. Notwithstanding any other term or condition of any of the Loan Documents, the Lenders and Issuing Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.

10.12 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the U.S. PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.13 Hedging Agreements. Each Lender shall endeavor to inform the Administrative Agent of any Lender Provided Commodity Hedge, Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge, or Indebtedness under any Other Lender Provided Financial Services Product; provided that the failure of a Lender to so inform the Administrative Agent shall not adversely affect the rights of such Lender hereunder, under any other Loan Document, under any Lender Provided Commodity Hedge, Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge, or Indebtedness under any Other Lender Provided Financial Services Product, or otherwise.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment or the Term Loan Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), any Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce any Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of any Guarantor. Except for sales of assets permitted by Section 8.2.5 [Acquisition, Mergers, Consolidations, Sales], release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous. Amend the definition of “Required Lenders”, the definition of “Optional Currency”, Section 2.11.2(iii) [Requests for Additional Optional Currencies], Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Swing Loan Lender or any Issuing Lender may be made without the written consent of such Administrative Agent, Swing Loan Lender or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.12.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than the Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects the Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender or the Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2 Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3 Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, any Swing Loan Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, such Swing Loan Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability) or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swing Loan Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) such Issuing Lender or any such Swing Loan Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by the Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.3.6 Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its Administrative Questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of the next Business Day for the recipient.

11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.5.4 Platform.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, any Issuing Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(a) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (i)(b) of this Section 11.8.2 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b) in any case not described in clause (i)(a) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 of any assignment in respect of the Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(b) of this Section 11.8.2 and except for the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender) and:

(a) the consent of the Borrower Agent (which consent shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(b) the consent of each Issuing Lender and the Swing Loan Lender (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire provided by the Administrative Agent.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrowers or any Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swing Loan Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Eurocurrency Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.7 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, subject to Section 11.13, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is in such Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Borrowers or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for its reimbursement and indemnity obligations to the Administrative Agent hereunder including under Section 11.3.3 [Reimbursement by Lenders] including with respect to any payments or participations made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Guarantor] that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Eurocurrency Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], 5.10 [Indemnity], 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)), and Section 11.3 [Expenses; Indemnity; Damage Waiver] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 [Mitigation Obligations; Replacement of a Lender] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Section 5.8 [Increased Costs] or Section 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.12 [Mitigation Obligations; Replacement of a Lender] with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank (including, for the avoidance of doubt, the European Central Bank); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.8.6 Netherlands Bank Rules. The value of the rights against a Netherlands Borrower that are acquired by a New Lender shall be at least €100,000 (or its equivalent in other currencies) or, if the competent authority has published its interpretation of the term ‘public’ as referred to in article 4.1.(1) of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, such other minimum amount as may be required for the new Lender not to be considered part of the public under such interpretation.

11.9 Confidentiality.

11.9.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder; (vii) on a confidential basis to (A) any rating agency in connection with rating a Borrower or its Subsidiaries or the credit facilities provided for herein or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein; (viii) with the consent of the Borrowers or (ix) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10 Counterparts; Integration; Effectiveness.

11.10.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e., “.pdf” or “.tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10.2 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”), or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP; and, to the extent not inconsistent with the foregoing, each Letter of Credit shall be subject to the Laws of the State of New York or the Laws of such other state as may be required by the applicable Issuing Bank, in each case without regard to its conflict of laws principles.

11.11.2 SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR,

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12 U.S. PATRIOT Act Notice. Each Lender that is subject to the U.S. PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the U.S. PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the U.S. PATRIOT Act.

11.13 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.14 No Fiduciary Duty. The Borrowers and the other Loan Parties acknowledge and agree that the Administrative Agent, each Lender and each of their Affiliates (collectively, solely for purposes of this Section 11.14, the “Lender Parties”), may have economic interests that conflict with those of a Borrower or any of its stockholders or Affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Borrower or any of its stockholders or Affiliates, on the other. Each Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrowers and other Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of a Borrower or any of its stockholders or Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise a Borrower or any of its stockholders or Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of a Borrower or any of its Affiliates, or any of their respective management, stockholders or creditors, or of any other Person. Each of the Borrowers and each other Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower or any other Loan Party, in connection with such transactions or the process leading thereto. The terms of this Section 11.14 are supplemental to, and not in derogation of, the provisions of Section 10.

11.15 Borrower Agent. Each of the Borrowers hereby irrevocably appoints the Company as its agent (the “Borrower Agent”) for purposes of, among other things, requesting the continuance or conversion of Loans (including all elections of interest rates and currencies), for delivering notices as to prepayments and commitment reductions and for providing consents pursuant to Section 11.8.2 [Assignments by Lenders]. The Administrative Agent shall be entitled to rely in such matters on all communications delivered by the Borrower Agent as being delivered on behalf of all Borrowers.

11.16 Joinder of Loan Parties. Each domestic Subsidiary that is acquired, formed or in existence after the Closing Date shall either join this Agreement as either a Borrower or a Guarantor, as designated by the Borrowers and agreed to by the Administrative Agent. The Loan Parties shall cause each such domestic Subsidiary to deliver to the Administrative Agent within thirty (30) days (unless such time period is extended in writing by the Administrative Agent) after the date (y) of organization or acquisition of such domestic Subsidiary or (z) with respect to any domestic Subsidiary acquired in connection with the LEY Acquisition, on which the Company or any Wholly-Owned Subsidiary acquires not less than 80% of the outstanding Capital Securities of LEY, (i) a Loan Party Joinder substantially in the form of Exhibit 1.1(L), pursuant to which such domestic Subsidiary shall join this Agreement and other Loan Documents, as a Borrower or a Guarantor, as applicable; and such domestic Subsidiary shall, after acceptance by the Administrative Agent of such Loan Party Joinder, join each of the other Loan Documents as set forth in such Loan Party Joinder, (ii) deliver documents and other deliverables in the forms described in Section 7 [First Loans and Letters of Credit], modified as appropriate to relate to such domestic Subsidiary, and (iii) do all such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to more effectively carry out the provisions and goals of this Agreement and the other Loan Documents.

11.17 Foreign Borrower. Notwithstanding anything in this Agreement or any of the Loan Documents to the contrary, the parties intend that this Agreement does hereby provide, and shall in all circumstances be interpreted to provide, that the Foreign Borrower is liable only for Loans made to the Foreign Borrower, interest on such Loans, the Foreign Borrower’s reimbursement obligations with respect to any Letter of Credit issued for its account and for the account of its Subsidiaries and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements, indemnities and charges hereunder and under any other Loan Document that are attributable, or attributed as a ratable share, to it. Nothing in this Agreement or in any other Loan Document or in this Section 11.17 (including, but not limited to provisions which purport to impose joint and several liability on the Foreign Borrower with a domestic Loan Party) shall be deemed or operate to cause the Foreign Borrower to guaranty or assume liability with respect to a Revolving Credit Loan made to the Company or any domestic Loan Party, any Letters of Credit issued for the account of a domestic Loan Party or other Obligation for which a domestic Loan Party is the primary obligor. Nothing in this Section 11.17 is intended to limit, nor shall it be deemed to limit, any of the liability of the Company or any other domestic Loan Party for any of the Obligations, whether in its primary capacity as a Borrower, as a Guarantor, at law or otherwise. Subject to the limitation of liability of Foreign Borrower as expressly set forth in this Section 11.17, all Obligations of the Borrowers and Guarantors are joint and several.

11.18 No Novation. THIS AGREEMENT REPLACES THE EXISTING CREDIT AGREEMENT. THIS AGREEMENT IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING CREDIT AGREEMENT.

[Signature Pages to Second Amended and Restated Refinancing Credit Agreement Follow]

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written with the intention that it constitute a sealed instrument.

BORROWERS:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:	/s/ Brian Kelly	(SEAL)
Name:	Brian Kelly
Title:	Treasurer and Vice President of Tax

WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands

By:	/s/ Patrick D. Dugan	(SEAL)
Name:	Patrick D. Dugan
Title:	Authorized Person

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

GUARANTORS:

MOTIVEPOWER, INC.,

a Delaware corporation;

RAILROAD FRICTION PRODUCTS CORPORATION,

a Delaware corporation;

RICON CORP.,

a California corporation;

SCHAEFER EQUIPMENT, INC.,

an Ohio corporation;

YOUNG TOUCHSTONE COMPANY,

a Wisconsin corporation;

STANDARD CAR TRUCK COMPANY,

a Delaware corporation;

DUROX COMPANY,

an Ohio corporation;

G&B SPECIALTIES, INC.,

a Pennsylvania corporation;

GBI USA HOLDINGS, INC.,

a Nevada corporation;

XORAIL, LLC,

a Delaware limited liability company;

XORAIL, INC.,

a Florida corporation;

WABTEC INTERNATIONAL, INC.,

a Delaware corporation;

RFPC HOLDING CORP.,

a Delaware corporation;

WABTEC HOLDING CORP.,

a Delaware corporation;

TURBONETICS HOLDINGS, INC.,

a Delaware corporation;

BARBER STEEL FOUNDRY CORP.,

a Delaware corporation;

LONGWOOD ELASTOMERS, INC.,

a Virginia corporation;

LONGWOOD INDUSTRIES, INC.,

a New Jersey corporation;

LONGWOOD INTERNATIONAL, INC.,

a Delaware corporation;

RCL, L.L.C.,

a Tennessee limited liability company;

WABTEC RAILWAY ELECTRONICS, INC.,

a Delaware corporation;

WABTEC RAILWAY ELECTRONICS MANUFACTURING, INC.,

a Delaware corporation;

TRANSTECH OF SOUTH CAROLINA, INC.,

a Delaware corporation

By:	/s/ Patrick D. Dugan	(SEAL)
Name:	Patrick D. Dugan
Title:	Vice President, Finance of each Guarantor listed above

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

RAILROAD CONTROLS, L.P.,
a Texas limited partnership

By: RCL, L.L.C., its General Partner

By:	/s/ Patrick D. Dugan	(SEAL)
Name:	Patrick D. Dugan
Title:	Vice President, Finance

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Tracey J. DeCock
Name:	Tracy J. DeCock
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Deborah R. Winkler
Name:	Deborah R. Winkler
Title:	Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

BANK OF AMERICA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Colleen M. O’Brien
Name:	Colleen M. O’Brien
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

HSBC USA BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Christopher S. Helmeci
Name:	Christopher S. Helmeci
Title:	SVP

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

HSBC FRANCE, S.A.
as a Lender

By:	/s/ Ludovic Lepic
Name:	Ludovic Lepic
Title:	Director

By:	/s/ Sebastien Binnie
Name:	Sebastien Binnie
Title:	Deputy Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Kimberly Metzger
Name:	Kimberly Metzger
Title:	Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Victor Notaro
Name:	Victor Notaro
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ David Miller
Name:	David Miller
Title:	Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ George Stoecklein
Name:	George Stoecklein
Title:	Managing Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

By:	/s/ Brad Matthews
Name:	Brad Matthews
Title:	Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

TD BANK, N.A.,
as a Lender

By:	/s/ Mark Hogan
Name:	Mark Hogan
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ James Travagline
Name:	James Travagline
Title:	Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Sangeeta Shah
Name:	Sangeeta Shah
Title:	Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Michael Kiss
Name:	Michael Kiss
Title:	Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

FIRST NATIONAL BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Brad Johnston
Name:	Brad Johnston
Title:	Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael Temnick
Name:	Michael Temnick
Title:	Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

BANK OF THE WEST,
as a Lender

By:	/s/ Harry Yergey
Name:	Harry Yergey
Title:	Managing Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:	/s/ Shawna Elkus
Name:	Shawna Elkus
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

FIRST COMMONWEALTH BANK,
as a Lender

By:	/s/ Neil Corry-Roberts
Name:	Neil Corry-Roberts
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

THE PRIVATEBANK AND TRUST COMPANY,
as a Lender

By:	/s/ James P. Nickel
Name:	James P. Nickel
Title:	Managing Director

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

DOLLAR BANK, FEDERAL SAVINGS BANK,
as a Lender

By:	/s/ Brian E. Waychoff
Name:	Brian E. Waychoff
Title:	Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

NORTHWEST BANK,
as a Lender

By:	/s/ C. Forrest Tefft
Name:	C. Forrest Tefft
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Refinancing Credit Agreement]

FIRST NIAGARA BANK, N.A.,
as a Lender

By:	/s/ Philip R. Medsger
Name:	Philip R. Medsger
Title:	Senior Vice President

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Revolving Credit Loan Commitment Fee	Term Loan Commitment Fee*	Letter of Credit Fee	Revolving Credit Base Rate Spread	Term Loan Base Rate Spread	Revolving Credit Eurocurrency Rate Spread	Term Loan Eurocurrency Rate Spread
I	Less than 0.75 to 1.00	0.125%	0.125%	0.75%	0.00%	0.00%	0.75%	0.75%
II	Greater than or equal to 0.75 to 1.00 but less than 1.50 to 1.00	0.15%	0.15%	1.00%	0.00%	0.00%	1.00%	1.00%
III	Greater than or equal to 1.50 to 1.00 but less than 2.25 to 1.00	0.175%	0.175%	1.25%	0.25%	0.25%	1.25%	1.25%
IV	Greater than or equal to 2.25 to 1.00 but less than 3.00 to 1.00	0.20%	0.20%	1.50%	0.50%	0.50%	1.50%	1.50%
V	Greater than or equal to 3.00 to 1.00	0.225%	0.225%	1.75%	0.75%	0.75%	1.75%	1.75%

*	The Term Loan Commitment Fee applicable during (i) the period commencing on the Closing Date and continuing through and including the Initial Term Loan Draw Date shall be 10 bps, and (ii) the period commencing on the day immediately following the Initial Term Loan Draw Date shall be determined by reference to the above-referenced pricing grid.

SCHEDULE 1.1(A) - 1

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date, which for purposes of calculating such financial ratio shall be based on the most recently ended Fiscal Quarter for which financial statements of the Company and its Subsidiaries have been delivered to the Administrative Agent and the Lenders pursuant to Section 8.3.1 [Quarterly Financial Statements].

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of (i) the date of the LEY Acquisition based upon the Leverage Ratio as calculated by the Borrowers in accordance with Section 8.2.5(vi)(c) [Acquisitions, Mergers, Consolidations, Sales]; provided, however, that the pricing determined as of the date of the LEY Acquisition shall be no less than Level III and such pricing shall continue through the date on which the first Compliance Certificate is due to be delivered following the date of the LEY Acquisition and (ii) the end of each Fiscal Quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date (i) of the LEY Acquisition or (ii) on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of the Borrowers], as the case may be. If (i) an acquisition compliance certificate is not delivered when due in accordance with Section 8.2.5(vi)(c) [Acquisitions, Mergers, Consolidations, Sales] or (ii) a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of the Borrowers], then the rates in “Level V” shall apply as of the first Business Day after the (i) date of the LEY Acquisition, or (ii) date on which such Compliance Certificate was required to have been delivered, as the case may be, and shall remain in effect until the date on which such acquisition compliance certificate or Compliance Certificate, as the case may be, is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A) - 2

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
PNC Bank, National Association		$90,000,000	$30,000,000	$120,000,000	7.500000000%
The Tower at PNC
300 Fifth Avenue, 13th Floor
Pittsburgh, PA 15222
Attention:	Tracy DeCock,
Senior Vice President
Telephone:	(412) 762-9999
Telecopy:	(412) 762-4718
Email:
tracy.decock@pnc.com

Name:
JPMorgan Chase Bank, N.A.		$82,500,000	$27,500,000	$110,000,000	6.875000000%

270 Park Avenue, 43rd Floor
New York, NY 10172
Attention:	Deborah R. Winkler,
Vice President
Telephone:	(212) 622-3285
Telecopy:	(646) 534-3081
Email:
deborah.r.winkler@jpmorgan.com

Name:
Bank of America, N.A.		$82,500,000	$27,500,000	$110,000,000	6.875000000%
Bank of America Plaza
Mail Code TX1-492-14-06
901 Main Street
Dallas, TX 75202-3714
Attention:	Colleen M. O’Brien,
Senior Vice President
Telephone:	(412) 338-8745
E-mail:
colleen.m.o’brien@baml.com

Schedule 1.1(B) - 1

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
Société Générale		$67,500,000	$22,500,000	$90,000,000	5.625000000%
190 S. LaSalle Street, Suite 3850
Chicago, IL 60603
Attention:	Vivian Shi,
Vice President
Telephone:	(312) 894-6247
Email:
vivian.shi@sgcib.com

Name:
Citizens Bank of Pennsylvania		$60,000,000	$20,000,000	$80,000,000	5.000000000%

c/o RBS Citizens, N.A.
525 William Penn Place
Pittsburgh, PA 15219
Attention:	Victor Notaro,
Senior Vice President
Telephone:	(412) 867-2384
Telecopy:	(412) 552-6307
Email:
victor.notaro@citizensbank.com

Name:
Branch Banking and Trust Company		$60,000,000	$20,000,000	$80,000,000	5.000000000%
200 West Second Street, 16th Floor
Winston-Salem, NC 27101
Attention:	Robert Searson,
Senior Vice President
Telephone:	(336) 733-2771
Telecopy:	(336) 733-2740
Email:
RSearson@bbandt.com

Schedule 1.1(B) - 2

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		$60,000,000	$20,000,000	$80,000,000	5.000000000%
1251 Avenue of the Americas
New York, NY 10020-1104
Attention:	George Stoecklein,
Director
Telephone:	(212) 782-5572
Telecopy:	(212) 782-6440
Email:
gstoecklein@us.mufg.jp

Name:
Credit Agricole Corporate and Investment Bank		$60,000,000	$20,000,000	$80,000,000	5.000000000%

1301 Avenue of the Americas
New York, NY 10019
Attention:	Michael Madnick,
Managing Director
Telephone:	(212) 261-7866
Email:
Michael.Madnick@ca-cib.com

Name:
TD Bank, N.A.		$60,000,000	$20,000,000	$80,000,000	5.000000000%
2005 Market Street, 2nd Floor
Philadelphia, PA 19103
Attention:	Mark Hogan,
Executive Director
Telephone:	(215) 282-2796
Telecopy:	(215) 282-2476
Email:
mark.hogan@td.com

Schedule 1.1(B) - 3

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
Wells Fargo Bank, National Association		$48,750,000	$16,250,000	$65,000,000	4.062500000%
1 South Broad Street,
MACY1375-086
Philadelphia, PA 19107
Attention:	Laura Rowley,
Director
Telephone:	(267) 321-6712
Telecopy:	(267) 321-6700
Email:
Laura.Rowley@wellsfargo.com

Name:
The Bank of Nova Scotia		$48,750,000	$16,250,000	$65,000,000	4.062500000%

c/o Scotiabank
Global Banking and Markets, U.S.
Corporate Banking
40 King Street West, 62nd floor
Toronto, Ontario, Canada M5H 1H1
Attention:	Sam Nitsopoulos,
Associate
Telephone:	(416)862-5834
Email:
samuel.nitsopoulos@scotiabank.com

Name:
The Huntington National Bank		$48,750,000	$16,250,000	$65,000,000	4.062500000%
525 Vine Street
Cincinnati, OH 45202
Attention:	Michael Kiss,
Vice President
Telephone:	(312) 762-2163
Telecopy:	(877) 274-8593
Email:
Michael.Kiss@huntington.com

Schedule 1.1(B) - 4

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
First National Bank of Pennsylvania		$48,750,000	$16,250,000	$65,000,000	4.062500000%
One North Shore Center
12 Federal Street, Suite 500
Pittsburgh, PA 15212
Attention:	Brad Johnston,
Vice President
Telephone:	(412) 359-2612
Telecopy:	(412) 231-3584
Email:

Name:
U.S. Bank National Association		$48,750,000	$16,250,000	$65,000,000	4.062500000%

425 Walnut Street
Cincinnati, OH 45202
Attention:	Michael Temnick,
Vice President
Telephone:	(513) 632-4133
Telecopy:	(513) 632-4894
Email:
Michael.temnick@usbank.com

Name:
Bank of the West		$48,750,000	$16,250,000	$65,000,000	4.062500000%
787 Seventh Avenue, 36th Floor
New York, NY 10019
Attention:	Sebastien Colas,
Vice President
Telephone:	212-841-3479
Telecopy:	212-841-3388
Email:
Sebastien.colas@bankofthewest.com

Schedule 1.1(B) - 5

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
Citibank, N.A.		$48,750,000	$16,250,000	$65,000,000	4.062500000%
1101 Pennsylvania Avenue, 11th Floor
Washington, D.C. 20004
Attention:	Ryan J. Beiser,
Senior Vice President
Telephone:	202-508-4527
Email:
ryan.beiser@citi.com

Name:
HSBC Bank USA, N.A.		$33,750,000	$11,250,000	$45,000,000	2.812500000%

1105 Washington Road
Pittsburgh, PA 15228
Attention:	Christopher S. Helmeci,
Sr. Global RM
Telephone:	(412) 320-0072
Telecopy:	(212) 642-1888
Email:
Christopher.S.Helmeci@us.hsbc.com

Name:
HSBC France, S.A.		$33,750,000	$11,250,000	$45,000,000	2.812500000%
103 avenue des Champs Elysées
75008 Paris France
Attention:	Maxence Federici
Telephone:	33(0)3 20 40 39 96
Telecopy:
Email:
maxence.federici@hsbc.fr

Name:
First Commonwealth Bank		$33,750,000	$11,250,000	$45,000,000	2.812500000%

437 Grant Street, Suite 1600
Pittsburgh, PA 15219
Attention:	Neil Corry-Roberts,
Senior Vice President
Telephone:	(412) 690-2122
Telecopy:	(412) 690-2206
Email:
Ncorry-roberts@fcbanking.com

Schedule 1.1(B) - 6

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
The PrivateBank and Trust Company		$33,750,000	$11,250,000	$45,000,000	2.812500000%
70 West Madison Street
Chicago, IL 60602
Attention:	Annie Westbrook,
Managing Director
Telephone:	(412) 500-7673
Email:
awestbrook@theprivatebank.com

Name:
Dollar Bank, Federal Savings Bank		$33,750,000	$11,250,000	$45,000,000	2.812500000%

Three Gateway Center
11 South
Pittsburgh, PA 15222
Attention:	Brian E. Waychoff,
Vice President
Telephone:	(412) 261-7599
Telecopy:	(412) 261-8272
Email:
Bwaychoff586@dollarbank.com

Name:
Northwest Bank		$33,750,000	$11,250,000	$45,000,000	2.812500000%
100 Liberty Street
Warren, PA 16365
Attention:	C. Forrest Tefft
Senior Vice President
Telephone:	412-325-6216 ext 3
Telecopy:	412-325-6250
Email:
forrest.tefft@northwest.com

Schedule 1.1(B) - 7

Lender		Revolving Commitment Amount	Term Loan Commitment Amount	Total	Ratable Share
Name:
First Niagara Bank, N.A.		$33,750,000	$11,250,000	$45,000,000	2.812500000%
726 Exchange Street
9th Floor, Commercial Loan Admin.
Buffalo, NY 14210
Attention:	Philip R. Medsger,
	Senior Vice President
Telephone:	(412) 807-2803
Email:
philip.medsger@fnfg.com
Total		$1,200,000,000	$400,000,000	$1,600,000,000	100.000000000%

Schedule 1.1(B) - 8

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Administrative Agent, Borrowers and Guarantors:

ADMINISTRATIVE AGENT:

Name:

PNC Bank, National Association

The Tower at PNC
300 Fifth Avenue, 13th Floor
Pittsburgh, PA 15222
Attention:	Tracy DeCock, Senior Vice President
Telephone:	(412) 762-9999
Telecopy:	(412) 762-4718
Email:	tracy.decock@pnc.com

With a Copy To:

PNC Bank, National Association
Agency Services
500 First Avenue
Pittsburgh, PA 15219
Attention:	Sherry Guzewicz
Telephone:	(412) 762-2952
Email:	sherry.guzewicz@pnc.com

BORROWERS:

Name:
Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue
Wilmerding, PA 15148

Attention:	Patrick D. Dugan, Chief Financial Officer
Telephone:	(412) 825-1638
Telecopy:	(412) 825-1883
Email:	pdugan@wabtec.com

Name:
Wabtec Coöperatief U.A. c/o Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue
Wilmerding, PA 15148

Attention:	Patrick D. Dugan, Chief Financial Officer
Telephone:	(412) 825-1638
Telecopy:	(412) 825-1883
Email:	pdugan@wabtec.com

Schedule 1.1(B) - 9

GUARANTORS:

Name:
MotivePower, Inc.
Railroad Friction Products Corporation
Ricon Corp.
Schaefer Equipment, Inc.
Young Touchstone Company
Standard Car Truck Company
Durox Company
G&B Specialties, Inc.
GBI USA Holdings, Inc.
Xorail, LLC
Xorail, Inc.
Wabtec International, Inc.
RFPC Holding Corp.
Wabtec Holding Corp.
Turbonetics Holdings, Inc.
Barber Steel Foundry Corp
Longwood Elastomers, Inc.
Longwood Industries, Inc.
Longwood International, Inc.
RCL, L.L.C.
Railroad Controls, L.P.
Wabtec Railway Electronics, Inc.
Wabtec Railway Electronics Manufacturing, Inc.
TransTech of South Carolina, Inc. c/o Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue
Wilmerding, PA 15148
Attention:	Patrick D. Dugan, Chief Financial Officer

Telephone:	(412) 825-1638
Telecopy:	(412) 825-1883
Email:	pdugan@wabtec.com

Schedule 1.1(B) - 10

SCHEDULE 1.1(E)

EXCLUDED SUBSIDIARIES

Ricon Acquisition Corp.

Barber Steel Castings, Inc.

Barber Tian Rui Railway Supply LLC

Longwood Engineered Products, Inc.

SCT Technology LLC

Standard Car Truck – Asia, Inc.

Wabtec Corporation

Wabtec Investments Limited LLC

Wabtec Finance LLC

Mors Smitt Technologies, Inc.

Wabtec Railway Electronics Holdings, LLC

Fandstan Electric, Inc.,

RCLP Acquisition LLC,

IP09 RCL Corporation, and

FW Acquisition LLC

SCHEDULE 2.8.1

LETTERS OF CREDIT

Account Party	Instrument Number (Issuer)	Beneficiary	Issue Date	Expiry Date	Currency Amount
Standard Car Truck Company	18122408-00 (PNC, National Association)	Societe Generale	11/06/14	07/31/16	$1,042,794.40 USD
Standard Car Truck Company	18122410-00 (PNC, National Association)	Societe Generale	04/08/15	07/31/16	$83,691.96 USD
Wabtec Corporation	16134722-00 (PNC, National Association)	Kasikornbank Public Company Ltd	06/09/16	08/30/16	$1,040,000.00 USD
Wabtec Corporation	16135073-00 (PNC, National Association)	OCBC AL- Amin Bank Berhad	02/01/16	07/12/16	$44,179.20 USD
Wabtec Corporation	16135307-00 (PNC, National Association)	OCBC AL- Amin Bank Berhad	03/18/16	09/09/16	$107,067.00 USD
Wabtec Corporation	16135429-00 (PNC, National Association)	OCBC AL- Amin Bank Berhad	05/11/16	10/21/16	$28,457.50 USD
Wabtec Corporation	16135431-00 (PNC, National Association)	OCBC AL- Amin Bank Berhad	04/25/16	10/21/16	$90,187.00 USD
Wabtec Corporation	16135454-00 (PNC, National Association)	Punjab National Bank, Centralized	05/05/16	06/30/16	$45,356.00 USD
Westinghouse Air Brake Technologies Corporation	18112118-00 (PNC, National Association)	National Union Fire Insurance Co. of	10/21/09	10/22/16	$100,000.00 USD
Westinghouse Air Brake Technologies Corporation	18113607-00 (PNC, National Association)	The Travelers Indemnity Company	08/19/10	08/01/17	$2,000,000.00 USD

Account Party	Instrument Number (Issuer)	Beneficiary	Issue Date	Expiry Date	Currency Amount
Westinghouse Air Brake Technologies Corporation	18118195-00 (PNC, National Association)	Old Republic Insurance Company	09/11/12	08/31/17		$914,687.00 USD
Westinghouse Air Brake Technologies Corporation	18118583-00 (PNC, National Association)	Kawasaki Heavy Industries Ltd.	04/19/13	10/03/17		$495,460.48 USD
Westinghouse Air Brake Technologies Corporation	18119701-00 (PNC, National Association)	Package Properties, LLC	05/15/13	05/15/17		$695,000.00 USD
Westinghouse Air Brake Technologies Corporation	18121688-00 (PNC, National Association)	Alstom Transport Canada Inc.	06/12/14	05/31/18		$856,056.00 CAD
Westinghouse Air Brake Technologies Corporation	18121866-00 (PNC, National Association)	Kawasaki Heavy Industries Ltd.	07/28/14	10/03/17		$183,531.60 USD
Westinghouse Air Brake Technologies Corporation	18121868-00 (PNC, National Association)	Old Republic Insurance Company	06/24/14	04/10/17		$885,313.00 USD
Westinghouse Air Brake Technologies Corporation	18122416-00 (PNC, National Association)	ANZ Bank (Taiwan) Ltd.	09/23/14	07/30/16		£224,397.00 GBP
Westinghouse Air Brake Technologies Corporation	18122417-00 (PNC, National Association)	Unicredit Banca SPA	01/12/15	01/31/23		$1,550,694.00 USD
Westinghouse Air Brake Technologies Corporation	18122730-00 (PNC, National Association)	HSBC Bank Brasil SA-Banco Multiplo	11/06/14	03/13/17	R$	11,682,173.29 BRL
Westinghouse Air Brake Technologies Corporation	18123271-00 (PNC, National Association)	Saudi Hollandi Bank	02/19/15	09/30/16		$32,665.25 USD
Westinghouse Air Brake Technologies Corporation	18123378-00 (PNC, National Association)	HSBC Bank Argentina S.A.	03/03/15	10/31/16		$150,000.00 USD

Account Party	Instrument Number (Issuer)	Beneficiary	Issue Date	Expiry Date	Currency Amount
Westinghouse Air Brake Technologies Corporation	18123411-00 (PNC, National Association)	Standard Chartered Bank	03/17/15	08/21/17	S$	2,289,955.72 SGD
Westinghouse Air Brake Technologies Corporation	18123720-00 (PNC, National Association)	BNP Paribas	06/25/15	10/31/20		€317,390.00 EUR
Westinghouse Air Brake Technologies Corporation	18124125-00 (PNC, National Association)	DeutscheBank AG	01/14/16	08/31/17		$7,475.00 USD
Westinghouse Air Brake Technologies Corporation	18124126-00 (PNC, National Association)	DeutscheBank AG	08/06/15	04/30/17		$1,060.00 USD
Westinghouse Air Brake Technologies Corporation	18124127-00 (PNC, National Association)	DeutscheBank AG	01/15/16	10/30/17		$21,443.00 USD
Westinghouse Air Brake Technologies Corporation	18124246-00 (PNC, National Association)	HSBC Bank Argentina S.A.	08/14/15	10/31/16		$1,298,752.94.00 USD
Westinghouse Air Brake Technologies Corporation	18124247-00 (PNC, National Association)	Sumitomo Mitsui Banking Corporation	09/04/15	01/31/17		¥55,103,305.00 JPY
Westinghouse Air Brake Technologies Corporation	18124323-00 (PNC, National Association)	Standard Chartered Bank	09/14/15	10/26/16		$25,000.00 USD
Westinghouse Air Brake Technologies Corporation	18124778-00 (PNC, National Association)	Banco Bilbao Vizcaya Argentaria	05/02/16	03/01/18		€65,484.00 EUR
Westinghouse Air Brake Technologies Corporation	18124779-00 (PNC, National Association)	Axis Bank Limited	11/23/15	06/30/16		350,000.00 INR
Westinghouse Air Brake Technologies Corporation	18124957-00 (PNC, National Association)	Unicredit Banca SPA	01/14/16	01/15/25		€205,398.39 EUR

Account Party	Instrument Number (Issuer)	Beneficiary	Issue Date	Expiry Date	Currency Amount
Westinghouse Air Brake Technologies Corporation	18125139-00 (PNC, National Association)	DeutscheBank AG	01/28/16	08/30/18		$2,475.00 USD
Westinghouse Air Brake Technologies Corporation	18125149-00 (PNC, National Association)	Australia and New Zealand Banking	03/24/16	03/02/17	S$	2,120,175.90 SGD
Westinghouse Air Brake Technologies Corporation	18125192-00 (PNC, National Association)	Axis Bank Limited	02/08/16	09/20/16		8,364.00 INR
Westinghouse Air Brake Technologies Corporation	18125198-00 (PNC, National Association)	Axis Bank Limited	02/09/16	09/10/16		€228.00 EUR
Westinghouse Air Brake Technologies Corporation	18125199-00 (PNC, National Association)	Axis Bank Limited	02/09/16	09/19/16		€485.00 EUR
Westinghouse Air Brake Technologies Corporation	18125200-00 (PNC, National Association)	Axis Bank Limited	02/08/16	09/10/16		€420.00 EUR
Westinghouse Air Brake Technologies Corporation	18125202-00 (PNC, National Association)	Axis Bank Limited	02/08/16	09/10/16		€1,141.00 EUR
Westinghouse Air Brake Technologies Corporation	18125301-00 (PNC, National Association)	DeutscheBank AG	02/16/16	08/31/18		$6,040.00 USD
Westinghouse Air Brake Technologies Corporation	18125434-00 (PNC, National Association)	Axis Bank Ltd	03/31/16	07/31/20		€2,392.00 EUR
Westinghouse Air Brake Technologies Corporation	18125481-00 (PNC, National Association)	Axis Bank Ltd	04/05/16	12/27/16		$2,300.00 USD
Westinghouse Air Brake Technologies Corporation	18125483-00 (PNC, National Association)	Axis Bank Ltd	04/05/16	12/27/16		$2,300.00 USD

Account Party	Instrument Number (Issuer)	Beneficiary	Issue Date	Expiry Date	Currency Amount
Westinghouse Air Brake Technologies Corporation	18125599-00 (PNC, National Association)	DeutscheBank AG	04/20/16	11/01/18	$1,420.00 USD
Westinghouse Air Brake Technologies Corporation	18125639-00 (PNC, National Association)	DeutscheBank AG	04/26/16	11/30/18	$5,500.00 USD
Westinghouse Air Brake Technologies Corporation	18125651-00 (PNC, National Association)	Axis Bank Ltd	05/06/16	02/03/17	51,400.00 INR
Westinghouse Air Brake Technologies Corporation	18125719-00 (PNC, National Association)	DeutscheBank AG	05/06/16	11/30/18	$44,120.00 USD
Westinghouse Air Brake Technologies Corporation	18125791-00 (PNC, National Association)	DeutscheBank AG	06/02/16	11/30/18	$1,190.00 USD
Westinghouse Air Brake Technologies Corporation	18125841-00 (PNC, National Association)	Axis Bank Ltd	06/07/16	10/23/20	€2,37.00 EUR
Westinghouse Air Brake Technologies Corporation	18122414-00 (PNC, National Association)	Unicredit Banca SPA	01/12/15	01/31/23	$775,347.00 USD
Cofren SAS	18117701-00 (PNC, National Association)	Banco Bilbao Vizcaya Argentina	06/25/12	07/22/16	€106,103.44 EUR
Vapor Europe	18115999-00 (PNC, National Association)	Citibank Korea Inc	01/20/12	01/31/19	€2,001,360.00 EUR
Vapor Europe	18121433-00 (PNC, National Association)	La Caixa	03/26/14	10/02/22	€166,020.00 EUR
Vapor Europe	18121869-00 (PNC, National Association)	La Caixa	06/27/14	08/29/22	€32,004.00 EUR

Account Party	Instrument Number (Issuer)	Beneficiary	Issue Date	Expiry Date	Currency Amount
Mors Smitt France, SAS	18121271-00 (PNC, National Association)	La Caixa	04/02/14	01/31/19		€16,387.50 EUR
Metalocaucho, S.L.U.	18125623-00 (PNC, National Association)	Port Authority of	05/02/16	04/29/17		$93,600.00 USD
Wabtec South Africa (PTY) Ltd.	18121467-00 (PNC, National Association)	Bank of China Ltd., Hunan Branch	05/05/14	10/30/17	R	13,526,248.90 ZAR
Wabtec South Africa (PTY) Ltd.	18124128-00 (PNC, National Association)	Bank of China Ltd., Hunan Branch	08/13/15	08/30/18	R	2,776,829.00 ZAR
Wabtec South Africa (PTY) Ltd.	18124130-00 (PNC, National Association)	Bank of China Ltd., Hunan Branch	08/06/15	08/30/18	R	14,998,152.68 ZAR
Westinghouse Air Brake Technologies Corporation	18111403-00 (PNC, National Association)	Chevy Chase Business Park Limited	05/29/09	07/31/17		$100,000.00 USD
Westinghouse Air Brake Technologies Corporation	P-210871 (JPMorgan Chase Bank, N.A.)	The Home Insurance Company	11/04/08	03/09/17		$39,246.00 USD

SCHEDULE 6.1.6

LITIGATION AND CONTINGENT LIABILITIES

1. Claims have been filed against the Company and certain of its affiliates in various jurisdictions across the United States by persons alleging bodily injury as a result of exposure to asbestos-containing products.

2. On April 21, 2016, Siemens Industry, Inc. filed a lawsuit against the Company in federal court in Delaware alleging that the Company has infringed seven (7) patents owned by Siemens, all of which are related to Positive Train Control technology. The case is in a very preliminary stage. Wabtec filed its answer to the complaint on June 17, 2016. Wabtec believes the claims are without merit and intends to vigorously defend itself.

SCHEDULE 6.1.8

SUBSIDIARIES

Company	Jurisdiction of Formation	Entity Type	Westinghouse Air Brake Technologies Corporation Ownership (Direct and Indirect)
ABU GmbH	Germany, Federal Republic of	Corporation	24.8%
Adantech Industria e Comercio de Metal, Borracha e Friccao Ltda. EPP Brazil.	Brazil, Federative Republic of	Corporation	100%
Akapp-Stemmann BV	Netherlands, Kingdom of the	Corporation	100%
Austbreck Pty, Ltd.	Australia, Commonwealth of	Corporation	100%
Barber Steel Castings, Inc.	Delaware	Corporation	100%
Barber Steel Foundry Corp.	Delaware	Corporation	100%
Barber Tian Rui Railway Supply, LLC	Delaware	Joint Venture	50%
Bearward Limited	England	Corporation	100%
Bearward Engineering Limited	England	Corporation	100%
Becorit GmbH	Germany, Federal Republic of	Corporation	100%
Beijing Wabtec Huaxia Technology Company Ltd.	China, People’s Republic of	Joint Venture	100%
Brecknell Willis & Co., Ltd.	England	Corporation	100%
Brecknell Willis Composites, Ltd	England	Corporation	100%
Brecknell Willis (Tianjin) Electrification Systems, Co., Ltd	China, People’s Republic of	Corporation	100%
Brecknell Willis Stemmann (Tianjin) Electrification Systems, Co., Ltd	China, People’s Republic of	Corporation	100%
Cambridge Forming and cutting Ltd.	Canada	Corporation	100%
CoFren S.A.S.	France, French Republic	Corporation	100%
CoFren S.r.l.	Italy, Italian Republic	Corporation	100%
Coleman Hydraulics Limited	England	Corporation	100%
Coleman Manufacturing Limited	England	Corporation	100%
Coleman UK Group Limited	England	Corporation	100%
Dia-Frag Industria e Comercio de Motopecas Ltda.	Brazil, Federative Republic of	Corporation	100%
Durox Company	Ohio	Corporation	100%
Envirotech Research Limited	England	Corporation	100%
Evand Pty Ltd.	Australia, Commonwealth of	Corporation	100%
FIP Brakes South Africa (Proprietary) Limited	South Africa, Republic of	Joint Venture	70%
F.I.P. Pty Ltd.	Australia, Commonwealth of	Corporation	100%
Fandstan Electric BV	Netherlands, Kingdom of the	Corporation	100%
Fandstan Electric Group, Ltd.	England	Corporation	100%
Fandstan Electric Systems Pty, Ltd.	India, Republic of	Corporation	100%
Fandstan Electric Systems, Ltd.	England	Corporation	100%
Fandstan Electric, Inc.	Delaware	Corporation	100%
Fandstan Electric, Ltd.	England	Corporation	100%
FW Acquisition LLC	Delaware	Limited Liability Company	100%
G&B Specialties, Inc.	Pennsylvania	Corporation	100%
GBI USA Holdings, Inc.	Nevada	Corporation	100%
Global Acquisition, S.a.r.l.	Luxembourg	Limited Liability Company	100%
GT Advanced Engineering and Technologies, Ltd.	China, People’s Republic of	Corporation	100%
GT Engineering & Associates, Ltd.	Hong Kong, Special Administrative Region of China	Corporation	100%

Hubei Dengfeng Unifin Electrical Equipment Cooling System Co., Ltd.	China, People’s Republic of	Joint Venture	69%
Hunan CSR Wabtec Railway Transportation Technology Co. Ltd.	China, People’s Republic of	Joint Venture	50%
InTrans Engineering Limited	India, Republic of	Corporation	100%
IP09 RCL Corporation	Delaware	Corporation	100%
J. & D. Gears Limited	England	Corporation	100%
Keelex 351 Limited	England	Corporation	100%
LH Access Technology Limited	England	Corporation	100%
LH Group Holdings Limited	England	Corporation	100%
LH Group Services Limited	England	Corporation	100%
LH Group Wheelsets Limited	England	Corporation	100%
LH Plant (Burton) Limited	England	Corporation	100%
Longwood Elastomers, Inc.	Virginia	Corporation	100%
Longwood Elastomers, S.A.	Spain, Kingdom of	Corporation	100%
Longwood Engineered Products, Inc.	Delaware	Corporation	100%
Longwood Industries, Inc.	New Jersey	Corporation	100%
Longwood International, Inc.	Delaware	Corporation	100%
LWI Elastomers International, S.L.	Spain, Kingdom of	Corporation	100%
LWI International B.V.	Netherlands, Kingdom of the	Corporation	100%
Medagao (Suzhou) Rubber-Metal Components Co., Ltd	China, People’s Republic of	Corporation	100%
Metalocaucho, S.L.	Spain, Kingdom of	Corporation	100%
Mors Smitt BV	Netherlands, Kingdom of the	Corporation	100%
Mors Smitt France S.A.S.	France, French Republic	Corporation	100%
Mors Smitt Holding S.A.S.	France, French Republic	Corporation	100%
Mors Smitt Netherlands BV	Netherlands, Kingdom of the	Limited Liability Company	100%
Mors Smitt Technologies, Inc.	Connecticut	Corporation	100%
Mors Smitt UK Ltd.	United Kingdom of Great Britain & Northern Ireland	Corporation	100%
MorsSmitt Asia, Ltd.	Hong Kong, Special Administrative Region of China	Corporation	100%
MotivePower, Inc.	Delaware	Corporation	100%
MTC India Rubber Metal Components Private Limited	India, Republic of	Corporation	100%
Napier Turbochargers (Holdings) Limited	England	Corporation	100%
Napier Turbochargers Australia Pty Ltd.	Australia, Commonwealth of	Corporation	100%
Napier Turbochargers Limited	England	Corporation	100%
Orion Engineering Ltd	Hong Kong, Special Administrative Region of China	Corporation	100%
Parts Supply Limited	England	Corporation	100%
Poli S.r.l.	Italy, Italian Republic	Corporation	100%
Pride Bodies Ltd.	Canada	Corporation	100%
Railroad Controls, L.P	Texas	Limited Partnership	100%
Railroad Friction Products Corporation	Delaware	Corporation	100%
RCL, L.L.C.	Tennessee	Limited Liability Company	100%
RCLP Acquisition LLC	Texas	Limited Liability Company	100%
Relay Monitoring Systems Pty Ltd	Australia, Commonwealth of	Corporation	100%
RFPC Holding Corporation	Delaware	Corporation	100%

Ricon Acquisition Corp.	Georgia	Corporation	100%
Ricon Corp.	California	Corporation	100%
Saipecort, S.L	Spain, Kingdom of	Corporation	100%
Sanhe Wabtec Railway Brake Technology Co., Ltd.	China, People’s Republic of	Corporation	100%
Schaefer Equipment, Inc.	Ohio	Corporation	100%
SCT Europe Ltd.	England/Wales	Corporation	100%
SCT Technology LLC	Delaware	Joint Venture	100%
Shenyang CRRC Wabtec Railway Brake Technology Company, Ltd.	China, People’s Republic of	Joint Venture	50%
Standard Car Truck Company	Delaware	Corporation	100%
Standard Car Truck-Asia, Inc.	Delaware	Corporation	100%
Stemmann Technik France SAS	France, French Republic	Corporation	100%
Stemmann-Technik GmbH	Germany, Federal Republic of	Corporation	100%
Stemmann Technik Netherlands BV	Netherlands, Kingdom of the	Corporation	100%
Stemmann Polska SP Zoo	Poland, Republic of	Corporation	100%
TP (Powder Coating) Limited	England	Corporation	100%
TransTech of South Carolina, Inc.	Delaware	Corporation	100%
The Hunslet Engine Company Limited	England	Corporation	100%
Turbonetics Holdings, Inc.	Delaware	Corporation	100%
Vapor Europe S.r.l.	Italy, Italian Republic	Limited Liability Company	100%
Vapor Rail Kapi Sistemleri Ticaret Ve Hizmetleri Limited Sirketi	Turkey, Republic of	Joint Venture	54%
Vapor Ricon Europe Ltd.	England	Corporation	100%
Wabtec Assembly Services S. de R.L. de C.V.	Mexico, United Mexican States	Limited Liability Company	100%
Wabtec Australia Pty. Limited	Australia, Commonwealth of	Corporation	100%
Wabtec (Beijing) Corporate Management Co. Ltd.	China, People’s Republic of	Corporation	100%
Wabtec Brasil Fabricacoa Manutencao de Equipamentos Ferroviarios Ltda	Brazil, Federative Republic of	Corporation	100%
Wabtec Corporation	New York	Corporation	100%
Wabtec Canada, Inc.	Canada	Corporation	100%
Wabtec China Friction Holding Limited	Hong Kong, Special Administrative Region of China	Limited Liability Company	100%
Wabtec China Rail Products & Services Holding Limited	Hong Kong, Special Administrative Region of China	Limited Liability Company	100%
Wabtec Coöperatief UA	Netherlands, Kingdom of the	Limited Liability Company	100%
Wabtec Control Systems Pty Ltd	Australia, Commonwealth of	Corporation	100%
Wabtec de Mexico, S. de R.L. de C.V.	Mexico, United Mexican States	Limited Liability Company	100%
Wabtec Equipamentos Ferroviarios Ltda.	Brazil, Federative Republic of	Corporation	100%
Wabtec Europe GmbH	Austria, Republic of	Corporation	100%
Wabtec France S.A.S.	France, French Republic	Limited Liability Company	100%
Wabtec FRG GmbH	Germany, Federal Republic of	Corporation	100%
Wabtec FRG Holdings GmbH & Co. KG	Germany, Federal Republic of	Corporation	100%
Wabtec Finance LLC	Delaware	Limited Liability Company	100%
Wabtec Transportation Technology (Hangzhou) Company, Ltd.	China, People’s Republic of	Corporation	100%
Wabtec Holding Corp.	Delaware	Corporation	100%
Wabtec India Transportation Private Limited	India, Republic of	Corporation	100%

Wabtec International, Inc.	Delaware	Corporation	100%
Wabtec Investments Limited LLC	Delaware	Limited Liability Company	100%
Wabtec Ireland Limited	Ireland	Limited Liability Company	100%
Wabtec Jinxin (Wuxi) Heat Exchanger Co., Ltd.	China, People’s Republic of	Joint Venture	85%
Wabtec Luxembourg, S.a.r.l.	Luxembourg	Limited Liability Company	100%
Wabtec MZT Poland Sp. Z.o.o.	Poland, Republic of	Limited Liability Company	87%
Wabtec MZT AD Skopje	Macedonia, Republic of	Corporation	87%
Wabtec Netherlands BV	Netherlands, Kingdom of the	Limited Liability Company	100%
Wabtec Manufacturing Mexico S. de R.L. de C.V.	Mexico, United Mexican States	Limited Liability Company	100%
Wabtec Rail Limited	England	Corporation	100%
Wabtec Rail Scotland Limited	Scotland	Corporation	100%
Wabtec Railway Electronics Corporation	Nova Scotia	Corporation	100%
Wabtec Railway Electronics Holdings, LLC	Delaware	Limited Liability Company	100%
Wabtec Railway Electronics Manufacturing, Inc	Delaware	Corporation	100%
Wabtec Railway Electronics, Inc	Delaware	Corporation	100%
Wabtec Rus LLC	Russia	Limited Liability Company	100%
Wabtec Servicios Administrativos, S.A. de C.V.	Mexico, United Mexican States	Corporation	100%
Wabtec South Africa Proprietary Limited	South Africa, Republic of	Joint Venture	70%
Wabtec Texmaco Rail Private Limited	India, Republic of	Joint Venture	60%
Wabtec UK Holdings Limited	England	Corporation	100%
Wabtec UK Investments Limited	England	Corporation	100%
Wabtec UK Management Limited	England	Corporation	100%
Wabtec-UWC Ltd	Cyprus	Joint Venture	51%
Westinghouse Air Brake Technologies Corporation	Delaware	Corporation	N/A
Westinghouse Railway Holdings (Canada) Inc.	Canada	Corporation	100%
Wilmerding International Holdings C.V.	Netherlands, Kingdom of the	Corporation	100%
Xorail LLC	Delaware	Limited Liability Company	100%
Xorail, Inc.	Florida	Corporation	100%
Young Touchstone Company	Wisconsin	Corporation	100%
Zhongshan MorsSmitt Relay Ltd.	China, People’s Republic of	Corporation	100%

SCHEDULE 6.1.15

REAL PROPERTY

Location	Primary Use	Segment	Own/Lease	Approx. Sq.Ft.
Rothbury, MI	Manufacturing/Warehouse/Office	Freight	Own	500,000
Wilmerding, PA	Manufacturing/Service	Freight	Own	365,000
Lexington, TN	Manufacturing	Freight	Own	170,000
Jackson, TN	Manufacturing	Freight	Own	150,000
Berwick, PA	Manufacturing/Warehouse	Freight	Own	150,000
Chicago, IL	Manufacturing/Service	Freight	Own	123,140
Greensburg, PA	Manufacturing	Freight	Own	113,000
Chillicothe, OH	Manufacturing/Office	Freight	Own	104,000
Warren, OH	Manufacturing	Freight	Own	102,650
Coshocton, OH	Manufacturing/Warehouse/Office	Freight	Own	83,000
Germantown, MD	Manufacturing	Freight	Own	80,000
Delray Beach, FL	Warehouse	Freight	Lease	125,888
Kansas City, MO	Service Center	Freight	Lease	95,900
Pittsburgh, PA	Manufacturing/Office	Freight	Lease	90,000
Strongsville, OH	Manufacturing/Warehouse/Office	Freight	Lease	80,000
Columbia, SC	Service Center	Freight	Lease	71,400
Jacksonville, FL	Office	Freight	Lease	59,518
Bensenville, IL	Manufacturing/Warehouse/Office	Freight	Lease	58,230
Cedar Rapids, IA	Office	Freight	Lease	36,568
Jacksonville, FL	Warehouse	Freight	Lease	30,000
Clarksburg, MD	Manufacturing/Warehouse	Freight	Lease	22,443
Carson City, NV	Service Center	Freight	Lease	22,000
Salem, OH	Manufacturing/Warehouse	Freight	Lease	20,000
Boise, ID	Manufacturing	Freight/Transit	Own	326,000
Maxton, NC	Manufacturing	Freight/Transit	Own	105,000
Willits, CA	Manufacturing	Freight/Transit	Own	70,000
Brenham, TX	Manufacturing/Office	Transit	Own	144,671
Wytheville, VA	Manufacturing/Office	Transit	Own	82,400
Piedmont, SC	Manufacturing/Office	Transit	Own	47,000
Spartanburg, SC	Manufacturing/Service	Transit	Lease	183,600
Buffalo Grove, IL	Manufacturing	Transit	Lease	115,570
Cleveland, OH	Manufacturing/Warehouse/Office	Transit	Lease	87,407
San Fernando, CA	Manufacturing	Transit	Lease	65,347
Plattsburgh, NY	Manufacturing	Transit	Lease	64,000
Moorpark, CA	Office/Warehouse	Transit	Lease	45,916
Cleveland, OH	Manufacturing/Warehouse/Office	Transit	Lease	43,643
Export, PA	Manufacturing	Transit	Lease	34,000
Elmsford, NY	Service Center	Transit	Lease	28,000
Greer, SC	Warehouse	Transit	Lease	20,000

SCHEDULE 6.1.19

LABOR MATTERS

1. Cardinal Pumps & Exchangers division of Young Touchstone Company and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 3372-2. Salem, Ohio

Dated May 19, 2014 thru May 19, 2017

2. Triangle Engineered Products division of Westinghouse Air Brake Technologies Corporation and Automobile Mechanics Union Local 701, International Association of Machinists & Aerospace Workers, AFL-CIO. Bensenville, IL

Dated December 12, 2014 thru December 11, 2017

3. Westinghouse Air Brake Technologies Corporation and United Electrical, Radio and Machine Workers of America Local 610. Wilmerding and Greensburg, PA

Dated May 1, 2016 thru May, 2019 (Hourly Workers)

4. Westinghouse Air Brake Technologies Corporation and United Electrical, Radio and Machine Workers of America Local 610. Wilmerding and Greensburg, PA

Dated May 1, 2016 thru May 1, 2019 (Salaried Workers)

5. MotivePower, Inc. agreement with International Union of Operating Engineers Local 370. Boise, Idaho

Dated July 1, 2015 thru June 30, 2018

6. Barber Spring Pa division of Standard Car Truck Company and United Steelworkers - Pittsburgh PA

Dated April 1, 2016 thru March 31, 2020

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

Account Party	Instrument Number (Issuer)	Beneficiary	Issue Date	Expiry Date	Currency Amount
Napier Turbochargers	4L4S-764626 (JPMorgan Chase Bank, N.A.)	HM Revenue & Customs	08/29/14	08/29/16	£100,000.00 GBP
Bearward	CTCS-783328 (JPMorgan Chase Bank, N.A.)	HM Revenue & Customs	11/01/13	11/30/16	£100,000.00 GBP
LH Group	4L4S-310650 (JPMorgan Chase Bank, N.A.)	HM Revenue & Customs	02/23/15	02/01/17	£80,000.00 GBP
MotivePower, Inc.	S18572/346249 (Scotia Bank)	Metrolinx - Go Transit	04/01/14	03/26/17	$31,744,660.00 USD
Wabtec Australia Pty. Limited	ALHS-606478 (JPMorgan Chase Bank, N.A.)	Marubeni	05/28/12	05/15/17	$1,716,725.15 USD
Bearward	4L4S-737639 (JPMorgan Chase Bank, N.A.)	HM Revenue & Customs	06/13/11	06/06/17	£30,000.00 GBP

SCHEDULE 8.2.11

PERMITTED INVESTMENTS

None.

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the ASSIGNOR IDENTIFIED IN ITEM 1 BELOW (the “Assignor”) and the ASSIGNEE IDENTIFIED IN ITEM 2 BELOW (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit and guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]]

3.	Borrowers:	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION and WABTEC COÖPERATIEF U.A., collectively, as the borrowers

4.	Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned[1]	Percentage Assigned of Commitment / Loans[2]		CUSIP Number
Revolving Credit Commitment	$	$		%
Delayed Draw Term Loan Commitment	$	$		%

7.	[Trade Date: ][3]

Effective Date:                  , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

[SIGNATURE PAGES FOLLOW]

[1]	The share of the Assignee located in or organized under the laws of the Netherlands in the Loans and the share of the Assignee in the Loans to WABTEC UA or a Foreign Borrower organized under the laws of the Netherlands shall initially be at least the Dollar Equivalent of EUR 100,000 (or such higher amount as may be required as of the Effective Date in order for the Assignee to qualify as a Professional Market Party).
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[4]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted:

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

Consented to:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, as Borrower Agent

By:
Name:
Title:

ANNEX 1

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

WABTEC COÖPERATIEF U.A.

$1,200,000,000 REVOLVING CREDIT FACILITY

$400,000,000 DELAYED DRAW TERM LOAN

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor: (a) represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder; (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee: (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (v) after giving effect to the Assigned Interest, the share of the Assignee located in or organized under the laws of the Netherlands in the Loans and the share of the Assignee in the Loans to WABTEC UA or a Foreign Borrower organized under the laws of the Netherlands is at least the Dollar Equivalent of EUR 100,000 or such higher amount as may be required on the Effective Date in order for the Assignee to qualify as a Professional Market Party or the Assignee shall otherwise qualify as a Professional Market Party; (vi) it is a Professional Market Party and (vii) if the Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any other documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that: (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles.

2

EXHIBIT 1.1(G)

FORM OF

AMENDED AND RESTATED

CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

This Amended and Restated Continuing Agreement of Guaranty and Suretyship (this “Guaranty”), dated as of [            , 2016], is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”), in connection with that Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (collectively referred to as the “Borrowers” and each as a “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement, and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrowers and Guarantors under the Credit Agreement, each Guarantor jointly and severally agrees as follows:

1. Guarantied Obligations. Each Guarantor hereby jointly and severally unconditionally and irrevocably guaranties to the Administrative Agent and each Lender and any provider of a Lender Provided Foreign Currency Hedge, any provider of a Lender Provided Interest Rate Hedge or any provider of Other Lender Provided Financial Service Products and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Borrowers or any other Guarantor to the Administrative Agent or any of the Lenders or any Affiliate of any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to any Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness arising from any extensions of credit under or in connection with any Loan Document from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Notwithstanding anything to the contrary contained herein, Guarantied Obligations shall specifically exclude any and all Excluded Hedge Liabilities. Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. This Guaranty is a guaranty of payment and not collection.

2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in U.S. Dollars and shall be made without set-off, counterclaim, withholding, or other deduction of any nature.

3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or any Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of, the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

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(d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, forfeiture, restructuring or termination of, or other change in, the corporate structure or existence of, any Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), any Borrower, or any other Person in connection with any such proceeding;

(f) Any defense, set-off, or counterclaim which may at any time be available to or be asserted by any Borrower or any other person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of Law or release of any Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only Payment In Full.

Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 8.1.8 [Further Assurances; Joinder of Loan Parties] of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of any Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person;

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(b) Any right to any marshalling of assets, to the filing of any claim against any Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against any Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against any Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon Payment In Full, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, any Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6. Subrogation. Each Guarantor waives and agrees it will not exercise any rights against any Borrower or any other Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full, and all Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of any Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against any Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

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8. Taxes. Each Guarantor covenants and agrees to comply with the provisions applicable to such Guarantor in Section 5.9 [Taxes], Section 8.1 [Affirmative Covenants] and Section 8.2 [Negative Covenants] of the Credit Agreement.

9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Loan Party Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that transmission by way of electronic communications (including by e-mail), as permitted in the Credit Agreement), or by telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Administrative Agent or any of the Lenders under this Guaranty whatsoever).

11. Set-off, Default Payments by the Borrowers.

(a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of set-off and banker’s lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of set-off or banker’s lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of set-off as the Administrative Agent and the Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

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(b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of the Borrowers, such amount shall be held in trust for the benefit of each Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreements or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and permitted assigns; provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the State of New York, without regard to conflict of laws principles.

(b) Certain Waivers. Each Guarantor hereby irrevocably:

(i) Submits to the nonexclusive jurisdiction of the Courts of the State of New York and of the United States District Court for the Southern District of New York, and any Appellate Court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Guarantor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Guarantor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent’s address, and each Guarantor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Guarantor agrees that a final judgment in any such action

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or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Guarantor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 14. The Process Agent is Westinghouse Air Brake Technologies Corporation, with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Guarantors and agrees to act as Process Agent on behalf of the Guarantors;

(ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

15. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Notwithstanding any other provision of this Guaranty, in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of a Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by such Guarantor or the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

(c) This Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.

16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Loan Party Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

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17. Joint and Several Obligations. The obligations and additional liabilities of the Guarantors under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and Administrative Agent hereby reserve all rights against each Guarantor.

18. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b) Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with the Borrowers and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

19. Miscellaneous.

(a) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

(b) Telecommunications. Each Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(c) Expenses. Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities,

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losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Administrative Agent:

(i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;

(ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy, electronic, or telephonic transmission purporting to be by any Guarantor or the Borrowers; and

(iii) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Borrowers or Administrative Agent or any Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

(d) Prior Understandings. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(e) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

(f) Foreign Borrower. NOTWITHSTANDING ANYTHING CONTAINED IN THIS GRARANTY TO THE CONTRARY, THE OBLIGATIONS OF WABTEC COÖPERATIEF U.A. WITH RESPECT TO REIMBURSEMENT OF GUARANTORS, OR ANY RIGHTS OF SUBROGATION AGAINST WABTEC COÖPERATIEF U.A. HELD BY GUARANTORS, AS A RESULT OF PAYMENTS MADE BY GUARANTORS HEREUNDER, SHALL BE EXPRESSLY SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.17 OF THE CREDIT AGREEMENT.

(g) Amendment and Restatement; No Novation. This Guaranty hereby replaces in its entirety, that certain Amendment and Restatement of Continuing Agreement of Guaranty and Suretyship dated as of December 19, 2013, given by the Guarantors in favor of the Administrative Agent (as thereafter amended, supplemented or modified from time to time, the “Amended and Restated Guaranty Agreement”), and the Guarantors acknowledge and agree that further amendment and restatement of the Amended and Restated Guaranty Agreement by this Guaranty is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, liabilities, or indebtedness under the Amended and Restated Guaranty Agreement and this Guaranty is entitled to all rights and benefits originally pertaining to the Guaranty Agreement, as such rights and benefits may have been amended pursuant to the terms of this Guaranty.

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IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Amended and Restated Continuing Agreement of Guaranty and Suretyship as of the date first above written with the intention that this Amended and Restated Continuing Agreement of Guaranty and Suretyship shall constitute a sealed instrument.

GUARANTORS:

MOTIVEPOWER, INC.,

a Delaware corporation;

RAILROAD FRICTION PRODUCTS CORPORATION,

a Delaware corporation;

RICON CORP.,

a California corporation;

SCHAEFER EQUIPMENT, INC.,

an Ohio corporation;

YOUNG TOUCHSTONE COMPANY,

a Wisconsin corporation;

STANDARD CAR TRUCK COMPANY,

a Delaware corporation;

DUROX COMPANY,

an Ohio corporation;

G&B SPECIALTIES, INC.,

a Pennsylvania corporation;

GBI USA HOLDINGS, INC.,

a Nevada corporation;

XORAIL, LLC,

a Delaware limited liability company;

XORAIL, INC.,

a Florida corporation;

WABTEC INTERNATIONAL, INC.,

a Delaware corporation;

RFPC HOLDING CORP.,

a Delaware corporation;

WABTEC HOLDING CORP.,

a Delaware corporation;

TURBONETICS HOLDINGS, INC.,

a Delaware corporation;

BARBER STEEL FOUNDRY CORP.,

a Delaware corporation;

LONGWOOD ELASTOMERS, INC.,

a Virginia corporation;

LONGWOOD INDUSTRIES, INC.,

a New Jersey corporation;

LONGWOOD INTERNATIONAL, INC.,

a Delaware corporation;

RCL, L.L.C.,

a Texas limited liability company;

WABTEC RAILWAY ELECTRONICS, INC.,

a Delaware corporation;

WABTEC RAILWAY ELECTRONICS MANUFACTURING, INC.,

a Delaware corporation;

TRANSTECH OF SOUTH CAROLINA, INC.,

a Delaware corporation

By:	(SEAL)
Name:
Title:

[Signature Page - Amended and Restated Continuing Agreement of Guaranty and Suretyship]

RAILROAD CONTROLS, L.P., a Texas limited partnership

By: RCL, L.L.C., its General Partner

By:	(SEAL)
Name:
Title:

[Signature Page –Amended and Restated Continuing Agreement of Guaranty and Suretyship]

Acknowledged and consented to:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:	(SEAL)
Name:
Title:

WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands

By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(I)

FORM OF

AMENDED AND RESTATED

INTERCOMPANY SUBORDINATION AGREEMENT

THIS AMENDED AND RESTATED INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”) is dated as of [            , 2016] and is made by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (collectively, the “Borrowers” and each a “Borrower”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (the Borrowers and each Guarantor being individually referred to herein as a “Company” and collectively as the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for the Lenders (defined below).

WITNESSETH THAT:

WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in that certain Second Amended and Restated Refinancing Credit Agreement by and among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and the Administrative Agent, dated as of even date hereof (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement and the other Loan Documents referred to and defined in the Credit Agreement, the Lenders intend to make Loans to the Borrowers; and

WHEREAS, the Companies have or, in the future, may have liabilities, obligations or indebtedness owed to each other (the liabilities, obligations and indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable by any Company to any other Company are hereinafter collectively referred to as the “Intercompany Indebtedness”); and

WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrowers from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations of the Borrowers or any other Company to the Administrative Agent or the Lenders pursuant to the Credit Agreement, the other Loan Documents or any Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge or any Other Lender Provided Financial Service Product (collectively, the “Senior Debt”) in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior Payment In Full of all Senior Debt pursuant to the provisions contained herein (subject to permitted payments of Intercompany Indebtedness as set forth in Section 6 hereof).

2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of: (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets; or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, Payment In Full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.

3. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding referred to in clauses (a), (b) and (c) of Section 2 against any other Company that owes it any Intercompany Indebtedness.

4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Administrative Agent and the Lenders shall be entitled to receive Payment In Full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

5. No Payment When Senior Debt in Default. If any Event of Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Required Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.

6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making regularly scheduled payments of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

7. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company that is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or

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character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

8. Rights of Subrogation. Each Company agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt (other than continuing future indemnification obligations for which no claim has then been made) shall have been Paid In Full.

9. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

10. Instruments Evidencing Intercompany Indebtedness. Each Company shall cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

“This instrument is subject to the terms of that certain Amended and Restated Intercompany Subordination Agreement dated as of June 22, 2016, in favor of PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Lenders referred to therein, which Amended and Restated Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of the Amended and Restated Intercompany Subordination Agreement.”

Each Company will further mark its internal records in such a manner as shall be effective to give proper notice to the effect of this Agreement.

11. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any Lender may have or be otherwise charged. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.

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Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to the Companies, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Administrative Agent and the Lenders, do any one or more of the following in accordance with the terms of the Credit Agreement: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.

12. Additional Subsidiaries. The Companies covenant and agree that they shall cause Subsidiaries created or acquired after the date of this Agreement, and any other Subsidiaries required to join this Agreement pursuant to Section 8.1.8 [Further Assurances; Joinder of Loan Parties] of the Credit Agreement, to execute a Loan Party Joinder in substantially the form of Exhibit 1.1(L) to the Credit Agreement, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.

13. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt (other than continuing future indemnification obligations for which no claim has then been made) remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

14. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.

15. Expenses. The Companies unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (based on the actual time incurred at counsel’s customary hourly rate) for which reimbursement is customarily obtained, which the Administrative Agent or any of the Lenders may incur in connection with: (a) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder; or (b) the failure by the Companies to perform or observe any of the provisions hereof.

16. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

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17. Governing Law. This Agreement shall be a contract under the internal laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflict of laws.

18. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and the obligations of the Companies shall be binding upon their respective successors and permitted assigns, provided, that no company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.

19. Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement are joint and several. The Administrative Agent and the Lenders or any of them may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent and the Lenders or any of them shall not be a defense to any action the Administrative Agent and the Lenders or any of them may elect to take against any Company. Each of the Lenders and the Administrative Agent hereby reserve all right against each Company.

20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Company acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of such Company shall constitute effective and binding execution and delivery hereof by such Company.

21. Attorneys-in-Fact. Each of the Companies hereby authorizes and empowers the Administrative Agent, at its election and in the name of either itself, for the benefit of the Administrative Agent and the Lenders, as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

22. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

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23. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.

24. Consent to Jurisdiction; Process Agent. Each Company hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court, in any action or proceeding arising out of or relating to this Agreement, and each Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Company hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Company hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent’s address, and each Company hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Company further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 24. Process Agent is Westinghouse Air Brake Technologies Corporation, with an office on the date hereof as set forth in the Credit Agreement. Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.

25. WAIVER OF JURY TRIAL EXCEPT AS PROHIBITED BY LAW, EACH COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY A JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.

26. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

27. Rules of Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.

28. No Novation. This Agreement hereby replaces in its entirety, that certain Amended and Restated Intercompany Subordination Agreement dated as of December 19, 2013, by and among the Companies party thereto, and the Administrative Agent (as thereafter amended, supplemented, restated or modified from time to time, the “Amended and Restated Subordination Agreement”), and the Companies acknowledge and agree that further amendment and restatement of the Amended and Restated Subordination Agreement by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, liabilities, or indebtedness under the Amended and Restated Subordination Agreement and this Agreement is entitled to all rights and benefits originally pertaining to the Amended and Restated Subordination Agreement.

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[REMAINDER INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

7

[Signature Page –Amended and Restated Intercompany Subordination Agreement]

WITNESS the due execution hereof as of the day and year first above written with the intent that it constitute a sealed instrument.

COMPANIES:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:	(SEAL)
Name:
Title:

WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands

By:	(SEAL)
Name:
Title:

[Signature Page –Amended and Restated Intercompany Subordination Agreement]

MOTIVEPOWER, INC.,

a Delaware corporation;

RAILROAD FRICTION PRODUCTS CORPORATION,

a Delaware corporation;

RICON CORP.,

a California corporation;

SCHAEFER EQUIPMENT, INC.,

an Ohio corporation;

YOUNG TOUCHSTONE COMPANY,

a Wisconsin corporation;

STANDARD CAR TRUCK COMPANY,

a Delaware corporation;

DUROX COMPANY,

an Ohio corporation;

G&B SPECIALTIES, INC.,

a Pennsylvania corporation;

GBI USA HOLDINGS, INC.,

a Nevada corporation;

XORAIL, LLC,

a Delaware limited liability company;

XORAIL, INC.,

a Florida corporation;

WABTEC INTERNATIONAL, INC.,

a Delaware corporation;

RFPC HOLDING CORP.,

a Delaware corporation;

WABTEC HOLDING CORP.,

a Delaware corporation;

TURBONETICS HOLDINGS, INC.,

a Delaware corporation;

BARBER STEEL FOUNDRY CORP.,

a Delaware corporation;

LONGWOOD ELASTOMERS, INC.,

a Virginia corporation;

LONGWOOD INDUSTRIES, INC.,

a New Jersey corporation;

LONGWOOD INTERNATIONAL, INC.,

a Delaware corporation;

RCL, L.L.C.,

a Texas limited liability company;

WABTEC RAILWAY ELECTRONICS, INC.,

a Delaware corporation;

WABTEC RAILWAY ELECTRONICS MANUFACTURING, INC.,

a Delaware corporation;

TRANSTECH OF SOUTH CAROLINA, INC.,

a Delaware corporation

By:	(SEAL)
Name:
Title:

[Signature Page –Amended and Restated Intercompany Subordination Agreement]

RAILROAD CONTROLS, L.P., a Texas limited partnership By: RCL, L.L.C., its General Partner

By:	(SEAL)
Name:
Title:

[Signature Page –Amended and Restated Intercompany Subordination Agreement]

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(L)

FORM OF

LOAN PARTY JOINDER AND ASSUMPTION AGREEMENT

THIS LOAN PARTY JOINDER AND ASSUMPTION AGREEMENT (the “Loan Party Joinder and Assumption Agreement”) is made as of             , 20     by                                 , a                                  [limited liability company / corporation] (the [“New Guarantor”]/[“New Borrower”]).

Background

Reference is made to (i) the Second Amended and Restated Refinancing Credit Agreement by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (collectively referred to as the “Borrowers” and each as a “Borrower”), each of the Guarantors now or hereafter party thereto (the “Guarantors” and together with the Borrowers, the “Loan Parties”), the Lenders now or hereafter party thereto (the “Lenders”) and PNC Bank, National Association, a national banking association, in its capacity as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), dated as of June 22, 2016 (as the same may be amended, restated, supplemented or modified from time to time, collectively, the “Credit Agreement”), [(ii) the Revolving Credit Notes dated June 22, 2016 (as the same may be amended, restated, modified, or supplemented, from time to time, the “Revolving Credit Notes”), (iii) the Swing Loan Note dated June 22, 2016 (as the same may be amended, restated, modified, or supplemented, from time to time, the “Swing Loan Note”), (iv) the Delayed Draw Term Note dated June 22, 2016 (as the same may be amended, restated, modified, or supplemented, from time to time, the “Delayed Draw Term Note” and collectively with the Revolving Credit Notes and the Swing Loan Note, the “Notes”)] / [(ii) the Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 22, 2016 (as the same may be amended, restated, supplemented or modified from time to time, the “Guaranty”), of the Guarantors in favor of the Administrative Agent, administrative agent for the Lenders], [(iii)/(v)] the Second Amended and Restated Intercompany Subordination Agreement, dated as of June 22, 2016 (as the same may be amended, restated, supplemented or modified from time to time, the “Intercompany Subordination Agreement”), among the Loan Parties, and (vi) the other Loan Documents referred to in the Credit Agreement (as the same may be amended, restated, supplemented or modified from time to time, the “Loan Documents”).

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein and the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Loan Party Joinder and Assumption Agreement.

The [New Guarantor]/[New Borrower] hereby becomes a [Guarantor]/[Borrower] under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by the [New Guarantor]/[New Borrower] as a result of being or becoming affiliated with the Borrowers and the Guarantors, the [New Guarantor]/[New Borrower] hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a [“Guarantor”]/[“Borrower”], jointly and severally under the Credit Agreement, [a “Borrower”, jointly and severally with the existing Borrowers under the Notes] / [a “Guarantor”, jointly and severally with the existing Guarantors under the Guaranty], a “Company” (as defined therein) jointly and severally under the Intercompany Subordination Agreement and a Loan Party or [Guarantor]/[Borrower], as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, as such, the [New Guarantor]/[New Borrower] hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the Payment in Full of the Loans and the Obligations and the performance of all other obligations of the Loan Parties under the Loan Documents, the [New Guarantor]/[New Borrower] shall perform, comply with, and be subject to and bound by each of the applicable terms and provisions of the Credit Agreement, [the Notes] / [the Guaranty], Intercompany Subordination Agreement and each of the other Loan Documents in its capacity as a Loan Party jointly and severally with the existing parties thereto. Without limiting the generality of the foregoing, the [New Guarantor]/[New Borrower] hereby represents and warrants that: (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement applicable to a Loan Party is true and correct as to the [New Guarantor]/[New Borrower] on and as of the date hereof and (ii) the [New Guarantor]/[New Borrower] has heretofore received a true and correct copy of the Credit Agreement, [the Notes] / [the Guaranty], Intercompany Subordination Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

The [New Guarantor]/[New Borrower] hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, [the Notes] / [the Guaranty], Intercompany Subordination Agreement and each of the other Loan Documents given by the [Guarantors] / [Borrowers] to the Administrative Agent and any of the Lenders.

In furtherance of the foregoing, the [New Guarantor]/[New Borrower] shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Loan Party Joinder and Assumption Agreement and the Credit Agreement.

The [New Guarantor]/[New Borrower] acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of the [New Guarantor]/[New Borrower] shall constitute effective and binding execution and delivery hereof by the [New Guarantor]/[New Borrower].

[SIGNATURE PAGE FOLLOWS]

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[Signature Page - Loan Party Joinder and Assumption Agreement]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the [New Guarantor]/[New Borrower] has duly executed this Loan Party Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written, with the intention that this Loan Party Joinder and Assumption Agreement constitute a sealed instrument.

[NEW GUARANTOR]/[NEW BORROWER]

By:	(SEAL)
Name:
Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(N)(1)

FORM OF

[AMENDED AND RESTATED] REVOLVING CREDIT NOTE

$	[ , 2016]

FOR VALUE RECEIVED, the undersigned, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (herein collectively called the “Borrowers” and each a “Borrower”), hereby unconditionally promise to pay to the order of                      (the “Lender”), the lesser of (i) the principal sum of                      Dollars and 00/100 (US$        ), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans] of the Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent, (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), together with all outstanding interest thereon on the Expiration Date.

The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrowers pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this [Amended and Restated] Revolving Credit Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this [Amended and Restated] Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This [Amended and Restated] Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this [Amended and Restated] Revolving Credit Note and the Credit Agreement.

This [Amended and Restated] Revolving Credit Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrowers” and the “Lender” shall be deemed to apply to each of the Borrowers and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This [Amended and Restated] Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS [AMENDED AND RESTATED] REVOLVING CREDIT NOTE TO THE CONTRARY, THE OBLIGATIONS OF WABTEC COÖPERATIEF U.A. HEREUNDER, SHALL BE EXPRESSLY SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.17 OF THE CREDIT AGREEMENT.

[THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE REPLACES THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT NOTE DATED AS OF DECEMBER 19, 2013 (THE “EXISTING NOTE”). THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING NOTE.]

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this [Amended and Restated] Revolving Credit Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

2

[Signature Page –[Amended and Restated] Revolving Credit Note]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this [Amended and Restated] Revolving Credit Note by their duly authorized officers with the intention that it constitute a sealed instrument.

BORROWERS:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
a Delaware corporation

By:	(SEAL)
Name:
Title:

WABTEC COÖPERATIEF U.A.,
a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands

By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(N)(2)

FORM OF

[AMENDED AND RESTATED] SWING LOAN NOTE

[$75,000,000]	[ , 2016]

FOR VALUE RECEIVED, the undersigned, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (herein collectively called the “Borrowers” and each a “Borrower”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”), the lesser of (a) the principal sum of [Seventy-Five] Million Dollars (US$[75,000,000]), or (b) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrowers pursuant to the Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Lender, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of: (i) demand by the Lender; or (ii) on the Expiration Date.

The Borrowers shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this [Amended and Restated] Swing Loan Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this [Amended and Restated] Swing Loan Note at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This [Amended and Restated] Swing Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this [Amended and Restated] Swing Loan Note and the Credit Agreement.

The Borrowers acknowledge and agree that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this [Amended and Restated] Swing Loan Note without prior notice to the Borrowers.

This [Amended and Restated] Swing Loan Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrowers” and the “Lender” shall be deemed to apply to each of the Borrowers and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This [Amended and Restated] Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS [AMENDED AND RESTATED] SWING LOAN NOTE TO THE CONTRARY, THE OBLIGATIONS OF WABTEC COÖPERATIEF U.A. HEREUNDER, SHALL BE EXPRESSLY SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.17 OF THE CREDIT AGREEMENT.

[THIS AMENDED AND RESTATED SWING LOAN NOTE REPLACES THAT CERTAIN AMENDED AND RESTATED SWING LOAN NOTE DATED AS OF DECEMBER 19, 2013 (THE “EXISTING NOTE”). THIS AMENDED AND RESTATED SWING LOAN NOTE IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING NOTE.]

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this [Amended and Restated] Swing Loan Note.

[SIGNATURE PAGE FOLLOWS]

2

[Signature Page – [Amended and Restated] Swing Loan Note]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this [Amended and Restated] Swing Loan Note by their duly authorized officers with the intention that it constitute a sealed instrument.

BORROWERS:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
a Delaware corporation

By:	(SEAL)
Name:
Title:

WABTEC COÖPERATIEF U.A.,
a coperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands

By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(N)(3)

FORM OF

DELAYED DRAW TERM NOTE

$	[ , 2016]

FOR VALUE RECEIVED, the undersigned, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (herein collectively called the “Borrowers” and each a “Borrower”), hereby unconditionally promise to pay to the order of                      (the “Lender”), the lesser of (i) the principal sum of                      Dollars and 00/100 (US$        ), or (ii) the aggregate unpaid principal balance of all Term Loans made by the Lender to the Borrowers pursuant to Section 3.1 [Term Loan Commitments] of the Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent, (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), together with all outstanding interest thereon on the Expiration Date.

Quarterly amortization of the Term Loan evidenced by this Delayed Draw Term Note shall occur as set forth in Section 3.3.1 [Amortization] of the Credit Agreement.

The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrowers pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Delayed Draw Term Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Term Loan evidenced by this Delayed Draw Term Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Delayed Draw Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Delayed Draw Term Note and the Credit Agreement.

This Delayed Draw Term Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrowers” and the “Lender” shall be deemed to apply to each of the Borrowers and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Delayed Draw Term Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS DELAYED DRAW TERM NOTE TO THE CONTRARY, THE OBLIGATIONS OF WABTEC COÖPERATIEF U.A. HEREUNDER, SHALL BE EXPRESSLY SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.17 OF THE CREDIT AGREEMENT.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Delayed Draw Term Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

2

[Signature Page – Delayed Draw Term Note]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this Delayed Draw Term Note by their duly authorized officers with the intention that it constitute a sealed instrument.

BORROWERS:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
a Delaware corporation

By:	(SEAL)
Name:
Title:

WABTEC COÖPERATIEF U.A.,
a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands

By:	(SEAL)
Name:
Title:

EXHIBIT 2.4.1

FORM OF

REVOLVING LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent

PNC Firstside Center - 4th Floor

500 First Avenue

Pittsburgh, Pennsylvania 15219

Telephone No.: (412) 762-2952

Telecopier No.: (412) 762-8672

Attention: Sherry Guzewicz

FROM:	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation as borrower agent for the Borrowers (defined below) (in such capacity, the “Borrower Agent”)

RE:	Second Amended and Restated Refinancing Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of June 22, 2016, by and among the WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (each a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Sections 2.4.1 and 4.1 of the Credit Agreement, the Borrower Agent irrevocably requests [check one box under 1(a) below and fill in blank space next to the box as appropriate]:

	1.(a)	☐	A new Revolving Credit Loan, OR

		☐	Renewal of the Eurocurrency Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 , OR

		☐	Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Revolving Credit Loan to which the Eurocurrency Rate Option applies, OR

		☐	Conversion of the Eurocurrency Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Revolving Credit Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED REVOLVING CREDIT LOAN SHALL BEAR INTEREST:

[Check one box under 1(b) below and fill in blank spaces in line next to box]:

	1.(b)	☐	Under the Base Rate Option. Such Revolving Credit Loan shall have a Borrowing Date of , 20 (which date shall be: (i) the same Business Day as the Business Day of receipt by the Administrative Agent of the request with respect to a new Revolving Credit Loan to which the Base Rate Option applies; or (ii) prior to the last day of the preceding Interest Period if a Revolving Credit Loan to which the Eurocurrency Rate Option applies is being converted to a Revolving Credit Loan to which the Base Rate Option applies; and this Revolving Loan Request must be received by Administrative Agent not later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on any such Business Day which satisfies the preceding clauses (i) or (ii))

OR

		☐	Under the Eurocurrency Rate Option. Such Revolving Credit Loan shall have a Borrowing Date of , 20 (which date shall be at least (i) four (4) Business Days later than the date of the request (a) with respect to the making of Optional Currency Loans, or (b) the date of the renewal of the Interest Rate Option applicable to any Optional Currency Loan, and (ii) three (3) Business Days later than the date of the request, with respect to (a) the making of Revolving Credit Loans denominated in Dollars to which the Eurocurrency Rate Option applies or (b) the conversion to or the renewal of the Eurocurrency Rate Option for any Revolving Credit Loans denominated in Dollars; and this Revolving Loan Request must be received by Administrative Agent not later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on any such Business Day which satisfies the preceding clauses (i) or (ii))

	2.	Such Revolving Credit Loan is in the principal amount of U.S. $ [or [specify Optional Currency] ] or the principal amount to be renewed or converted is U.S. $ [or [specify Optional Currency] ] [such amount shall be: (i) integral multiples of $1,000,000 (or the Dollar Equivalent thereof) and not less than $2,500,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Eurocurrency Rate Option, and (ii) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option]

	3.	[Complete blank below if the Borrower Agent is selecting the Eurocurrency Rate Option]: Such Revolving Credit Loan shall have an Interest Period of (choose one of the following: (a) with respect to Optional Currency Loans, one month, and (b) with respect to Loans denominated in Dollars, one, two, three or six Months, or nine or twelve Months, as such periods may be available in the determination of the Administrative Agent) Months.

B.	On and as of the date hereof and the date of making, renewing or converting the above-requested Revolving Credit Loan (and after giving effect thereto): the representations and warranties contained in Section 6 of the Credit Agreement are true and correct on and as of such dates with the same effect as though such representations and warranties had been made on and as of such dates (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or exists; and the making of such Revolving Credit Loan does not contravene any Law applicable to any Loan Party or any Subsidiary of any Loan Party or any Lender; and the making of such Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

2

C.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

	1	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ [or [specify Optional Currency]] .

	2	Funds to be wired per the following wire instructions: U.S. $ [or [specify Optional Currency]] Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

	3	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

3

[Signature Page - Revolving Loan Request]

The Borrower Agent, on behalf of all of the Borrowers, certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on             , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, as Borrower Agent

By:
Name:
Title:

EXHIBIT 2.4.2

FORM OF

SWING LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent

PNC Firstside Center - 4th Floor

500 First Avenue

Pittsburgh, Pennsylvania 15219

Telephone No.: (412) 762-2952

Telecopier No.: (412) 762-8672

Attention: Sherry Guzewicz

FROM:	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation as borrower agent for the Borrowers (defined below) (in such capacity, the “Borrower Agent”)

RE:	Second Amended and Restated Refinancing Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of June 22, 2016, by and among the WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (each a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.

Pursuant to Section 2.4.2 of the Credit Agreement, the Borrower Agent hereby makes the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $100,000)	U.S. $

2.	Proposed Borrowing Date (which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 1:00 p.m. Pittsburgh, Pennsylvania time on the Borrowing Date)

3.	As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): the representations and warranties contained in Section 6 of the Credit Agreement are true and correct on and as of such dates with the same effect as though such representations and warranties had been made on and as of such dates (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or exists; and the making of such Swing Loan does not contravene any Law applicable to any Loan Party or any Subsidiary of any Loan Party or any Lender; and the making of such Swing Loan shall not exceed the Swing Loan Commitment or cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

4.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

	A	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

	B	Funds to be wired per the following wire instructions: U.S. $ Amount of Wire Transfer Bank Name: ABA: Account Number: Account Name: Reference:

	C	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

2

[Signature Page - Swing Loan Request]

The Borrower Agent, on behalf of all of the Borrowers, certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on             , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
a Delaware corporation, as Borrower Agent

By:
Name:
Title:

EXHIBIT 2.9

FORM OF

LENDER JOINDER AND ASSUMPTION AGREEMENT

THIS LENDER JOINDER AND ASSUMPTION AGREEMENT (the “Joinder”) is made as of             , 20     (the “Effective Date”) by                      (the “New Lender”).

Background

Reference is made to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (collectively, the “Borrowers” and each a “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, a national banking association, as the administrative agent (the “Administrative Agent”) (as the same has been and may hereafter be modified, supplemented, amended or restated, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders permitting the New Lender to become a Lender under the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. The New Lender hereby acknowledges that it has heretofore received: (a) a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date; (b) a Revolving Credit Note dated the Effective Date issued by the Borrowers under the Credit Agreement in the face amount of [$        ].

The Commitments and Ratable Shares of the New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto. Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche. Notwithstanding the foregoing on the date hereof, the Borrowers shall repay all outstanding Loans and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Lender) according to the Ratable Shares set forth on the attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity].

The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) participate in all new Revolving Credit Loans borrowed by the Borrowers on and after the Effective Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Effective Date according to its Ratable Share.

[Signature Page - Lender Joinder and Assumption Agreement]

IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Lender Joinder and Assumption Agreement as of the Effective Date.

[NEW LENDER]

By:
Name:
Title:

[Acknowledgement - Lender Joinder and Assumption Agreement]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION, a Delaware corporation, as Borrower Agent

By:
Name:
Title:

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

SCHEDULE 1

OUTSTANDING TRANCHES

EXHIBIT 3.1.1

FORM OF

TERM LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent

PNC Firstside Center - 4th Floor

500 First Avenue

Pittsburgh, Pennsylvania 15219

Telephone No.: (412) 762-2952

Telecopier No.: (412) 762-8672

Attention: Sherry Guzewicz

FROM:	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation as borrower agent for the Borrowers (defined below) (in such capacity, the “Borrower Agent”)

RE:	Second Amended and Restated Refinancing Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of June 22, 2016, by and among the WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (each a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Sections 3.1.1 and 4.1 of the Credit Agreement, the Borrower Agent irrevocably requests [check one box under 1(a) below and fill in blank space next to the box as appropriate]:

	1.(a)	☐	A new Term Loan, OR

		☐	Renewal of the Eurocurrency Rate Option applicable to an outstanding Term Loan originally made on , 20 , OR

		☐	Conversion of the Base Rate Option applicable to an outstanding Term Loan originally made on , 20 to a Term Loan to which the Eurocurrency Rate Option applies, OR

		☐	Conversion of the Eurocurrency Rate Option applicable to an outstanding Term Loan originally made on , 20 to a Term Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED TERM LOAN SHALL BEAR INTEREST:

[Check one box under 1(b) below and fill in blank spaces in line next to box]:

	1.(b)	☐	Under the Base Rate Option. Such Term Loan shall have a Borrowing Date of , 20 (which date shall be: (i) the same Business Day as the Business Day of receipt by the Administrative Agent of the request with respect to a new Term Loan to which the Base Rate Option applies; or (ii) prior to the last day of the preceding Interest Period if a Term Loan to which the Eurocurrency Rate Option applies is being converted to a Term Loan to which the Base Rate Option applies; and this Term Loan Request must be received by Administrative Agent not later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on any such Business Day which satisfies the preceding clauses (i) or (ii))

OR

		☐	Under the Eurocurrency Rate Option. Such Term Loan shall have a Borrowing Date of , 20 (which date shall be at least three (3) Business Days later than the date of the request, with respect to (a) the making of Term Loans denominated in Dollars to which the Eurocurrency Rate Option applies or (b) the conversion to or the renewal of the Eurocurrency Rate Option for any Term Loans denominated in Dollars); and this Term Loan Request must be received by Administrative Agent not later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on any such Business Day which satisfies the requirements set forth in this paragraph)

	2.	Such Term Loan is in the principal amount of U.S. $ ] or the principal amount to be renewed or converted is U.S. $ [such amount shall be: (i) integral multiples of $1,000,000 (or the Dollar Equivalent thereof) and not less than $2,500,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Eurocurrency Rate Option, and (ii) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option]

	3.	[Complete blank below if the Borrower Agent is selecting the Eurocurrency Rate Option]: Such Term Loan shall have an Interest Period of (with respect to Loans denominated in Dollars, one, two, three or six Months, or nine or twelve Months, as such periods may be available in the determination of the Administrative Agent) Months.

B.	On and as of the date hereof and the date of making, renewing or converting the above-requested Term Loan (and after giving effect thereto): the representations and warranties contained in Section 6 of the Credit Agreement are true and correct on and as of such dates with the same effect as though such representations and warranties had been made on and as of such dates (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or exists; and the making of such Term Loan does not contravene any Law applicable to any Loan Party or any Subsidiary of any Loan Party or any Lender; and the making of such Loan shall not cause the Term Facility Usage to exceed the Term Loan Commitments.

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C.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

	1	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ [or [specify Optional Currency]] .

	2	Funds to be wired per the following wire instructions: U.S. $ [or [specify Optional Currency]] Amount of Wire Transfer Bank Name: ABA: Account Number: Account Name: Reference:

	3	Funds to be wired per the attached Funds Flow (multiple wire transfers).

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[Signature Page - Term Loan Request]

The Borrower Agent, on behalf of all of the Borrowers, certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on             , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
a Delaware corporation, as Borrower Agent

By:
Name:
Title:

EXHIBIT 5.9.7(A)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, WABTEC COÖPERATIEF U.A., as Borrowers, the other Borrowers from time to time party thereto, the Guarantors party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT 5.9.7(B)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, WABTEC COÖPERATIEF U.A., as Borrowers, the other Borrowers from time to time party thereto, the Guarantors party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT 5.9.7(C)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, WABTEC COÖPERATIEF U.A., as Borrowers, the other Borrowers from time to time party thereto, the Guarantors party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT 5.9.7(D)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, WABTEC COÖPERATIEF U.A., as Borrowers, the other Borrowers from time to time party thereto, the Guarantors party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT 8.2.5

FORM OF

ACQUISITION COMPLIANCE CERTIFICATE

To:	PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Please refer to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (“Wabtec UA” and together with the Company collectively, the “Borrowers”), the Guarantors from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and PNC Bank, National Association, as the Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

This certificate is being delivered in connection with Section 8.2.5 [Acquisitions, Mergers, Consolidations, Sales] of the Credit Agreement and with respect to a proposed permitted Acquisition by FW Acquisition, LLC, a wholly owned subsidiary of Wabtec (“FW”), of Faiveley Transport, S.A. (the “Target”). The “Computation Date” herein shall be the date of the most recent quarter ended prior to the date of the proposed Acquisition of the Target.

I.	Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement, after giving effect to the proposed Acquisition of the Target (all calculations set forth below give effect to the proposed Acquisition and are calculated for the applicable periods as if the Target were a Loan Party for the entire relevant period, i.e., if a financial covenant is measured for the immediately preceding four quarters ended as of the Computation Date, the financial results of the Target as well as the Loan Parties will be included in that four quarter period calculation):

A.	EBITDA

Company (consolidated):

1.	Consolidated Net Income		$

2.	Plus:	Interest Expense	$
		income tax expense	$
		depreciation	$
		amortization	$
		losses from Asset Dispositions	$
		extraordinary losses	$
		noncash losses from discontinued operations	$
		other noncash charges	$

3.	Minus:	noncash credits	$
		gains from Asset Dispositions	$
		noncash gains from discontinued operations	$
		other extraordinary income	$

	4.	Total (EBITDA) for the Company (consolidated)		$

Target:

	5.	net income		$

	6.	Plus:	Interest Expense	$
			income tax expense	$
			amortization	$
			depreciation	$
			losses from Asset Dispositions	$
			extraordinary losses	$
			noncash losses from discontinued operations	$
			other noncash charges	$

	7.	Minus:	noncash credits	$
			gains from Asset Dispositions	$
			noncash gains from discontinued operations	$
			other extraordinary income	$

	8.	Total (EBITDA) for Target		$

	9.	Proforma EBITDA for prior Acquisitions		$

	10.	Proforma Total (EBITDA) (sum of items A(4), A(8) and A(9))		$

B.	Section 8.2.13.2 - Leverage Ratio

	1.	Proforma Total Debt		$

	2.	EBITDA (from Item A(10) above)		$

	3.	Ratio of (1) to (2)		to 1.00

	4.	Maximum allowed		[3. to 1.00][1]

The Company further certifies to you that no Event of Default or Potential Default has occurred and is continuing.

The proposed Acquisition Date is                      [which date shall not be sooner than 3 Business Days from the date of receipt by Agent of this Certificate].

[1]	To be determined pursuant to Section 8.2.13.2 of the Credit Agreement.

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II.	Attached hereto as Annex I is a supplement to Schedule 8.2.1, which sets forth a listing of the Indebtedness of the Target that will remain outstanding after giving effect to the proposed Acquisition of the Target (the “Supplemental Indebtedness”). The Company further certifies to you that the aggregate amount of the Supplemental Indebtedness is $ , which does not exceed the permitted amount of [$500,000,000].

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[SIGNATURE PAGE - ACQUISITION COMPLIANCE CERTIFICATE]

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on             , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:
Name:
Title:

ANNEX I

SUPPLEMENT TO SCHEDULE 8.2.1

[See Attached]

EXHIBIT 8.3.3

FORM OF

QUARTERLY COMPLIANCE CERTIFICATE

            , 20

Please refer to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (collectively, the “Borrowers”), the Guarantors from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.	Reports. Enclosed herewith is a copy of the annual audited/quarterly consolidated financial statements of the Company and its Subsidiaries as at , (the “Computation Date”), consisting of the consolidated 10-K/10-Q of the Company and its Subsidiaries, which to the best of my knowledge, fairly presents in all material respects the financial condition and results of operations of the Company as of the Computation Date and has been prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) consistently applied.

II.	Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	EBITDA

1.	Consolidated Net Income		$

2.	Plus:	Interest Expense	$
		income tax expense	$
		depreciation	$
		amortization	$
		losses from Asset Dispositions	$
		extraordinary losses	$
		noncash losses from discontinued operations	$
		other noncash charges	$

3.	Minus:	noncash credits	$
		gains from Asset Dispositions	$
		noncash gains from discontinued operations	$
		other extraordinary income	$

4.	Total (EBITDA)		$

B.	Section 8.2.13.1 - Interest Coverage Ratio

	1.	EBITDA (from Item A(4) above)		$

	2.	Interest Expense		$

	3.	Ratio of (1) to (2)		to 1.00

	4.	Minimum required		3.00 to 1.00

C.	Total Debt

	1.	Total Indebtedness from Balance Sheet		$

	2.	Plus:	Letters of Credit or bank guaranties	$

	3.	Total (Debt)		$

D.	Section 8.2.13.2 - Leverage Ratio

	1.	Total Debt (from Item C(3) above)		$

	2.	Less:	Eligible Unencumbered Cash	$

	3.	Total Debt:		$

	4.	EBITDA (from Item A(4) above)		$

	4a.	[EBITDA from Acquisitions (pursuant to clause (b)

of the definition of EBITDA, and without duplication

		in Item A(4) above)]		[$	]

	5.	Ratio of (3) to (4)		to 1.00

	5a.	[Ratio of (3) to (4) plus (4)a.]		[ to 1.00	]

	6.	Maximum allowed		[3. to 1.00	][1]

The Company further certifies to you that no Event of Default or Potential Default has occurred and is continuing.

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[1]	To be determined pursuant to Section 8.2.13.2 of the Credit Agreement.

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[Signature Page - Quarterly Compliance Certificate]

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on             , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:
Name:
Title: